EXHIBIT 2

                          AGREEMENT AND PLAN OF MERGER





                          Dated as of February 13, 2002



                                     by and




                                      among




                        CAPITAL COMMUNICATIONS CDPQ INC.




                               DCPI INVESTCO, INC.




                               DCPI MERGERCO, INC.




                                       and




                          dick clark productions, inc.



                                       4
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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS....................................................................................2

ARTICLE II THE MERGER...................................................................................10
   Section 2.1      The Merger..........................................................................10
   Section 2.2      Closing.............................................................................10
   Section 2.3      Effective Time......................................................................10
   Section 2.4      Effects of the Merger...............................................................10
   Section 2.5      Corporate Governance Documents......................................................11
   Section 2.6      Directors...........................................................................11
   Section 2.7      Officers............................................................................11
   Section 2.8      Further Actions.....................................................................11
   Section 2.9      Effect on Capital Stock of the Company and Merger Sub...............................11
   Section 2.10     Exchange of Certificates............................................................12
   Section 2.11     Stock Option Plans..................................................................14
   Section 2.12     Certain Adjustments.................................................................14
   Section 2.13     Withholding.........................................................................15
   Section 2.14     Lost, Stolen or Destroyed Certificates..............................................15
   Section 2.15     Stock Transfer Books................................................................15

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................15
   Section 3.1      Organization, Standing and Corporate Power..........................................16
   Section 3.2      Subsidiaries........................................................................16
   Section 3.3      Capital Structure...................................................................16
   Section 3.4      Authority; Noncontravention.........................................................18
   Section 3.5      SEC Documents; Financial Statements; Cash Balance...................................19
   Section 3.6      Environmental.......................................................................20
   Section 3.7      Absence of Certain Changes or Events................................................21
   Section 3.8      Litigation..........................................................................22
   Section 3.9      [Omitted]...........................................................................22
   Section 3.10     [Omitted]...........................................................................22
   Section 3.11     Employee Benefits; ERISA............................................................22
   Section 3.12     Taxes...............................................................................26
   Section 3.13     [Omitted]...........................................................................28
   Section 3.14     Permits; Compliance with Laws.......................................................28
   Section 3.15     State Takeover Statutes.............................................................29
   Section 3.16     Broker's or Finder's Fee............................................................29
   Section 3.17     Company Intellectual Property and Library Properties................................29
   Section 3.18     Real Property.......................................................................33
   Section 3.19     Insurance...........................................................................34
   Section 3.20     Contracts...........................................................................34
   Section 3.21     Board Consent and Recommendation....................................................35
   Section 3.22     [Omitted]...........................................................................35
   Section 3.23     Related Party Transactions..........................................................35

   Section 3.24     Vote Required.......................................................................35
   Section 3.25     Employment Matters..................................................................36
   Section 3.26     [Omitted]...........................................................................37
   Section 3.27     Opinion of Financial Advisor........................................................37
   Section 3.28     [Omitted]...........................................................................37
   Section 3.29     NASDAQ Qualification................................................................37
   Section 3.30     Memorabilia.........................................................................37

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF  PARENT, MERGER SUB AND CAPITAL COMMUNICATIONS.............38
   Section 4.1      Organization, Standing and Corporate Power..........................................38
   Section 4.2      Authority; Noncontravention.........................................................38
   Section 4.3      Financing...........................................................................39
   Section 4.4      Information Supplied................................................................39
   Section 4.5      Balance Sheet.......................................................................40
   Section 4.6      Ownership of Shares.................................................................40
   Section 4.7      Brokers or Finders..................................................................40

ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS.....................................................40
   Section 5.1      Conduct of Business.................................................................40
   Section 5.2      Advice of Changes...................................................................43
   Section 5.3      No Solicitation of Offers; Notice of Proposals from Others..........................44
   Section 5.4      Third Party Standstill Agreements...................................................46
   Section 5.5      Certain Litigation..................................................................46
   Section 5.6      Assignment of Company Intellectual Property.........................................46
   Section 5.7      Trademark License...................................................................46

ARTICLE VI ADDITIONAL AGREEMENTS........................................................................47
   Section 6.1      Stockholders Meeting; Proxy Statement; Provided Information.........................47
   Section 6.2      Access to Information; Confidentiality..............................................49
   Section 6.3      Reasonable Efforts; Notification....................................................50
   Section 6.4      Indemnification and Insurance.......................................................51
   Section 6.5      Expenses............................................................................52
   Section 6.6      Public Announcement.................................................................52
   Section 6.7      Transfer Taxes......................................................................52

ARTICLE VII CONDITIONS PRECEDENT........................................................................53
   Section 7.1      Conditions to Obligations of Parent and Merger Sub..................................53
   Section 7.2      Conditions to Obligations of the Company............................................54
   Section 7.3      Conditions to Each Party's Obligation To Effect the Merger Prior to the Closing Date54

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER..........................................................55
   Section 8.1      Termination.........................................................................55
   Section 8.2      Effect of Termination...............................................................56
   Section 8.3      Amendment...........................................................................57
   Section 8.4      Extension; Waiver...................................................................57

ARTICLE IX GENERAL PROVISIONS...........................................................................57
   Section 9.1      Nonsurvival of Representations......................................................57
   Section 9.2      Notices.............................................................................57
   Section 9.3      Interpretation......................................................................60
   Section 9.4      Counterparts........................................................................60
   Section 9.5      Entire Agreement; No Third-Party Beneficiaries......................................60
   Section 9.6      Governing Law.......................................................................60
   Section 9.7      Assignment..........................................................................61
   Section 9.8      Enforcement.........................................................................61
   Section 9.9      Severability........................................................................61
   Section 9.10     Independent Counsel.................................................................61

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                                      iii

                          COMPANY DISCLOSURE SCHEDULES

Section 3.2                         Subsidiaries
Section 3.3(a)                      Outstanding Company Stock
Section 3.3(b)                      Outstanding Company Securities
Section 3.3(c)                      Voting Trusts or Other Agreements
Section 3.3(e)                      Capital Stock Liens
Section 3.4(a)                      Licenses
Section 3.4(b)                      Consents
Section 3.5(d)                      December Balance Sheet
Section 3.6(b)                      Pending Claims
Section 3.6(c)                      Activities or Events
Section 3.6(d)                      Materials of Environmental Concern
Section 3.7                         Certain Changes or Events
Section 3.8                         Litigation and Claims
Section 3.11(a)                     Employee Benefits
Section 3.11(c)                     Title IV of ERISA
Section 3.11(g)                     Qualified ERISA Plans
Section 3.11(h)                     Post-Employment Benefits
Section 3.11(k)                     Excess Parachute Payments
Section 3.11(m)                     Leased Employees
Section 3.12(f)                     Power of Attorney
Section 3.14(a)                     Governmental Approvals
Section 3.17(b)(i)                  Applications and Registrations
                                    - Pending Trademark Applications
                                    - U.S. Trademark Registrations
                                    - Japanese Trademark Registrations
                                    - Registered Domain Names
                                    - Copyrights
Section 3.17(b)(ii)                 Applications and Registration - Pending
                                    Trademark Applications to be Assigned
Section 3.17(c)                     Library Properties
Section 3.17(e)                     Material Intellectual Property
Section 3.17(g)                     Intellectual Property Litigation
Section 3.17(h)                     Settlements and Judgments
Section 3.17(j)                     Infringement
Section 3.18(a)                     Owned Properties
Section 3.18(b)                     Leased Properties
Section 3.23                        Related Party Transactions
Section 3.25                        Employment Matters
Section 3.30                        Material Memorabilia
Section 5.1                         Conduct of Business
Section 7.1(f)                      Officers' Certificate

Section 7.1(f)                      Officers' Certificate

                  PARENT, MERGER SUB AND CAPITAL COMMUNICATIONS
                              DISCLOSURE SCHEDULES

Section  4.7                        Stockholders Agreement

          AGREEMENT AND PLAN OF MERGER dated as of February 13, 2002 (this "Agreement"), by and among CAPITAL COMMUNICATIONS CDPQ INC., a Quebec corporation ("Capital Communications") DCPI INVESTCO, Inc., a Delaware corporation ("Parent"), DCPI Mergerco, Inc., a Delaware corporation ("Merger Sub"), and dick clark productions, inc., Delaware corporation ( the "Company").

                               W I T N E S S E T H

          WHEREAS, a Special Committee of the Board of Directors of the Company (the "Special Committee") has (i) determined that the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and provisions of and subject to the conditions set forth in this Agreement is advisable and in the best interests of the Company's stockholders, and (ii) approved the Merger and recommended approval of the Merger by the Board of Directors of the Company;

          WHEREAS, the Board of Directors of the Company, subsequent to the recommendation of the Special Committee, has (i) determined that the Merger is advisable and in the best interests of the Company's stockholders, and (ii) approved the Merger;

          WHEREAS, the board of directors of each of Merger Sub and Parent has determined that the Merger is advisable and in the best interests of its stockholders;

          WHEREAS, by resolutions duly adopted, the respective boards of directors of the Company, Capital Communications, Merger Sub and Parent have approved this Agreement and the transactions and other agreements contemplated hereby; and

          WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and an inducement to the willingness of Capital Communications, Parent and Merger Sub to enter into this Agreement, Parent is entering into a Voting Agreement (the "Voting Agreement") with Richard W. Clark, Karen W. Clark and Olive Enterprises, Inc. (collectively, the "Principal Stockholders") pursuant to which, on the terms and subject to the conditions thereof, the Principal Stockholders have agreed to vote (i) 818,605 shares of Class A common stock, par value $0.01 per share of the Company (the "Class A Common Stock"), and (ii) 6,309,142 shares of common stock, par value of $0.01 per share of the Company (the "Common Stock" and together with the Class A Common Stock, the "Capital Stock") owned by the Principal Stockholders of record and beneficially, in favor of the adoption of this Agreement and approval of the transactions contemplated hereby to be performed by the Company, upon the terms and conditions set forth in the Voting Agreement; and

          WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

          NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

          Capitalized and certain other terms used in this Agreement and not otherwise defined have the meanings set forth below. Unless the context otherwise requires, such terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined.

          "Acquisition Proposal" has the meaning set forth in Section 5.3(a).

          "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

          "Agreement" has the meaning set forth in the recitals hereof.

          "Audit" means any audit, assessment of Taxes, other examination by any Tax Authority, administrative or court proceeding or appeal of such proceeding relating to Taxes.

          "Balance Sheet Date" has the meaning set forth in Section 3.7.

          "Board" means the Board of Directors of the Company.

          "Business Day" means any day other than Saturday, Sunday and any day upon which banking institutions in the City of New York are required or authorized by law or other governmental action to close.

          "Capital Communications" has the meaning set forth in the recitals hereof.

          "Capital Stock" has the meaning set forth in the recitals hereof.

          "Certificate of Merger" has the meaning set forth in Section 2.1.

          "Class A Common Stock" has the meaning set forth in the recitals hereof.

          "Closing" has the meaning set forth in Section 2.2.

          "Closing Date" has the meaning set forth in Section 2.2.

          "Code" has the meaning set forth in Section 3.11(a).

          "Common Stock" has the meaning set forth in the recitals hereof.

          "Company" has the meaning set forth in the recitals hereof.

          "Company Certificates" has the meaning set forth in Section 2.10(b).

          "Company Intellectual Property" means the Intellectual Property Rights owned by, or used or held for use by, the Company or any Subsidiary in the course of its business, excluding, however, (i) any right, title and interest in and to any mark comprised solely of the name "Dick Clark"; (ii) any right, title and interest in and to any mark containing the name "Dick Clark" except for those Trademarks set forth on Section 3.17(b)(i) of the Disclosure Schedules;
(iii) any right to use the mark or name "Dick Clark" as part of a corporate or trade name except for the non-exclusive right to use the mark or name "Dick Clark" as part of the corporate name of the Company and its Subsidiaries; (iv) any right to use the likeness of Richard W. Clark; and (v) any other rights to the mark and name "Dick Clark" not specifically included or licensed as contemplated herein ((i) through (v) collectively, the "Excluded Intellectual Property"). The foregoing definition of Company Intellectual Property shall in no way limit or preclude the Company's or any of its Subsidiaries': (i) rights in and to the Excluded Intellectual Property pursuant to any other agreement, including, but not limited to, the Employment Agreement, or (ii) rights to use any Excluded Intellectual Property which may be embodied in any Library Property.

          "Company SEC Reports" has the meaning set forth in Section 3.5(a).

          "Company Securities" has the meaning set forth in Section 3.3(b).

          "Company Stock Option" has the meaning set forth in Section 2.11.

          "Company Stock Option Plans" has the meaning set forth in Section
2.11.

          "Confidential Information" has the meaning set forth in Section 6.2.

          "Contracts" has the meaning set forth in Section 3.20(a).

          "control" when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

          "Copyright" has the meaning set forth in the definition of "Intellectual Property Rights" in this section.

          "December Balance Sheet" has the meaning set forth in Section 3.5(d).

          "DGCL" means the Delaware General Corporation Law, as amended from time to time.

          "Disclosure Schedules" has the meaning set forth in Article III.

          "Dissenting Shares" has the meaning set forth in Section 2.10(f).

          "Effective Time" has the meaning set forth in Section 2.3.

          "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" has the meaning set forth in Section 3.11(a).

          "ERISA Plans" has the meaning set forth in Section 3.11(a).

          "Employment Agreement" means the Employment Agreement dated as of February 13, 2002 by and among the Company, Parent and Richard W. Clark.

          "Enterprises" has the meaning set forth in Section 3.17(b).

          "Environmental Claim" means any claim, action, cause of action, investigation or written notice by any Person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of public health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, and natural resources), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Exchange Funds" has the meaning set forth in Section 2.10(a).

          "Excluded Intellectual Property" has the meaning set forth in the definition of Company Intellectual Property in this section.

          "Exploitation Rights" means any and all rights to publish, perform, distribute, reproduce, adapt, translate and create derivative works of, including, without limitation, any remake, abridgement, sequel, prequel, series, compilation, and any ancillary rights of every kind, including, but not limited to, merchandising and marketing, in all media including, without limitation, stage, theatrical, non-theatrical, home video, television, internet, interactive, or any other media now known.

          "Financial Statements" has the meaning set forth in Section 3.5(a).

          "GAAP" means generally accepted accounting principles of the United States of America, as in effect from time to time.

          "Governmental Entity" means any Federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign.

          "HSR Act" means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Improvements" has the meaning set forth in Section 3.18(f).

          "Indebtedness" means, with respect to any Person, without duplication,
(a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind, excluding advances or deposits received in connection with the exploitation of Intellectual Property Rights, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such Person's business), (f) all lease obligations of such Person capitalized on the books and records of such Person, (g) all obligations of others secured by any Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (h) all obligations of such Person under interest rate, or currency or commodity hedging, swap or similar derivative transactions (valued in accordance with GAAP), (i) all letters of credit issued for the account of such Person (excluding letters of credit issued for the benefit of suppliers or lessors to support accounts payable to suppliers incurred in the ordinary course of business) and (j) all guarantees and arrangements having the economic effect of a guarantee by such Person of the Indebtedness of any other Person.

          "Indemnified Parties" has the meaning set forth in Section 6.4(a).

          "Intellectual Property Rights" means (i) all U.S., foreign and state trademarks, service marks, trade names, Internet domain names, designs, slogans, and general intangibles of like nature, together with all goodwill associated therewith, and all rights to apply for or register, applications for and registrations of any of the foregoing ("Trademarks"); (ii) U.S. and foreign patents (including, without limitation, provisionals, utility patents, divisionals, continuations, continuations-in-part, renewals, reissues, reexaminations, extensions), including all rights to apply for, applications for, and any issuances or registrations of the foregoing ("Patents"); (iii) U.S. and foreign copyrights (whether registered or unregistered), including all rights to apply for, applications to register, registrations of any of the foregoing and all moral rights ("Copyrights"); (v) trade secrets ("Trade Secrets"); and (vi) all rights to privacy and publicity in connection with the use of the names, likenesses, signatures and biographical information of any natural Person.

          "knowledge" of any Person means with respect to the matter in question the actual knowledge of the executive officers of such Person, or in the case of the Company (including its Subsidiaries) the actual knowledge of Richard W. Clark, Francis C. La Maina, William S. Simon or Andrew Suser.

          "law" means any law, statute, ordinance, code, regulation or rule or any judgment, decree, order, injunction, regulation or rule of any court or governmental authority or body.

          "Leases" has the meaning set forth in Section 3.18(b).

          "Leased Real Property" has the meaning set forth in Section 3.18(b).

          "Library Agreements" means any and all (i) contracts in respect of the production of Library Properties, including, but not limited to, all contracts with authors, writers, composers, musicians, directors, producers, performers, artists, animators, voice talent or other parties, including, but not limited to, contracts pertaining to the assignment or license of all Library Underlying Rights in connection therewith and (ii) contracts granting or obtaining Exploitation Rights in any Library Properties.

          "Library Properties" means any and all audio, visual, and/or audio-visual works of any kind or character which the Company or any of its Subsidiaries own or in which the Company or any of its Subsidiaries has Exploitation Rights including, without limitation, programs, films, and recordings, whether animated, live action or both, whether produced for theatrical, non-theatrical, television, home video, interactive, the internet, tapes, CDs, or any other media now known.

          "Library Underlying Rights" means all rights in all: (i) literary, dramatic, or other works of authorship incorporated into the Library Properties or upon which the Library Properties are based or derived, including, but not limited to, screenplays, stories, adaptations, scripts, treatments, formats, bibles, scenarios, characters, titles, and (ii) musical works contained in the Library Properties including, but not limited to, music synchronization and public performance rights.

          "License Agreements" means all contracts granting or obtaining rights to use, exploit, or practice any rights in any Company Intellectual Property.

          "Lien" means any mortgage, pledge, assessment, security interest, lease, sublease, lien, adverse claim, levy, charge, option, or other encumbrance of any kind, whether imposed by agreement, understanding, law or equity, or any conditional sale contract, title retention contract or other contract to give or to refrain from giving any of the foregoing.

          "material adverse change" or "material adverse effect" with respect to any Person means any change or effect that is individually or in the aggregate materially adverse to the business, prospects, properties, assets or financial condition or results of operations of such Person and its Subsidiaries, taken as a whole; provided that any such (i) changes in circumstances or conditions affecting the entertainment industry in general and not solely the Company, (ii) changes in circumstances or conditions affecting the advertising industry in general and not solely the Company, (iii) changes in circumstances or conditions affecting broadcast, cable and satellite television ratings insofar as they relate to the Company's television shows, or any reduction in ratings of the Company's television properties, (iv) reduced revenues or operating margins in the Company's restaurant operations and/or dispositions of restaurant units, (v) changes in the United States or global economy or financial market conditions or (vi) changes in GAAP, shall not be considered a material adverse change or a material adverse effect.

          "Materials of Environmental Concern" means, pollutants, contaminants, solid and hazardous waste as defined in the Resource Conservation and Recovery Act ("RCRA"), hazardous substances, as defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), petroleum and petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, lead or lead-based paints or materials, or radon.

          "Merger" has the meaning set forth in the recitals hereof.

          "Merger Consideration" has the meaning set forth in Section 2.9(a).

          "Merger Sub" has the meaning set forth in the recitals hereof.

          "Non-Competition Agreement" means the Non-Competition and Non-Solicitation Agreement, dated as of February 13, 2002, by and between Richard W. Clark and Parent.

          "Outside Date" has the meaning set forth in Section 8.1(b).

          "Owned Real Property" has the meaning set forth in Section 3.18(a).

          "Parent" has the meaning set forth in the recitals hereof.

          "Patents" has the meaning set forth in the definition of "Intellectual Property Rights" as defined in this Section.

          "Paying Agent" has the meaning set forth in Section 2.10(a).

          "Permits" has the meaning set forth in Section 3.14(a).

          "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of the Company and its Subsidiaries taken as a whole, (iv) any Lien securing an obligation of Capital Communications, Parent or Merger Sub, (v) real estate taxes, assessments and water and sewer charges that are a Lien, but not yet due and payable, (vi) any Liens that are to be discharged or satisfied by the Company or any of its Subsidiaries at Closing, (vii) any Lien to which any Lease where the Company or its Affiliate is a lessee is subject or subordinate, (viii) any covenant, condition, restriction or easement which encumbers any of the Real Property which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of the Company and its Subsidiaries taken as a whole, and (ix) anything an accurate survey of any of the Real Property would disclose, provided that neither the value nor the use of such Real Property is materially and adversely affected.

          "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, trust, union, association, enterprise, authority or other form of business organization.

          "Physical Media" means all physical embodiments of all audio, visual, and/or audio-visual works of any kind or character which the Company or any of its Subsidiaries own or in which the Company or any of its Subsidiaries has Exploitation Rights including, without limitation, programs, films, and recordings, whether animated, live action or both, whether produced for theatrical, non-theatrical, television, home video, interactive, the internet, tapes, CDs, or any other media now known.

          "Plans" has the meaning set forth in Section 3.11(a).

          "Principal Stockholders" has the meaning set forth in the recitals hereof.

          "Proxy Statement" has the meaning set forth in Section 6.1(c).

          "Real Property" has the meaning set forth in Section 3.18(c).

          "Related Parties" has the meaning set forth in Section 3.23.

          "Requisite Vote" has the meaning set forth in Section 3.24.

          "Schedule 13E-3" has the meaning set forth in Section 3.4(b).

          "SEC" means the United States Securities and Exchange Commission.

          "SPD" has the meaning set forth in Section 3.11(b)(iv).

          "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Special Committee" has the meaning set forth in the recitals hereof.

          "Special Meeting" has the meaning set forth in Section 6.1(a).

          "Subsidiary" means, with respect to any Person, (a) any corporation with respect to which such Person, directly or indirectly through one or more Subsidiaries, (i) owns more than 50% of the outstanding shares of capital stock having generally the right to vote in the election of directors or (ii) has the power, under ordinary circumstances, to elect, or to direct the election of, a majority of the board of directors of such corporation, (b) any partnership with respect to which (i) such Person or a Subsidiary of such Person is a general partner, (ii) such Person and its Subsidiaries together own more than 50% of the interests therein, or (iii) such Person and its Subsidiaries have the right to appoint or elect or direct the appointment or election of a majority of the directors or other Person or body responsible for the governance or management thereof, (c) any limited liability company with respect to which (i) such Person or a Subsidiary of such Person is the manager or managing member, (ii) such Person and its Subsidiaries together own more than 50% of the interests therein, or (iii) such Person and its Subsidiaries have the right to appoint or elect or direct the appointment or election of a majority of the directors or other Person or body responsible for the governance or management thereof, or (d) any other entity in which such Person has, and/or one or more of its Subsidiaries have, directly or indirectly, (i) at least a 50% ownership interest or (ii) the power to appoint or elect or direct the appointment or election of a majority of the directors or other Person or body responsible for the governance or management thereof.

          "Superior Proposal" has the meaning set forth in Section 5.3(a)(B).

          "Surviving Corporation" has the meaning set forth in Section 2.1.

          "Surviving Corporation Common Stock" means the Common Stock of Surviving Corporation, par value $0.001.

          "Tax" or "Taxes" means all Federal, state, local and foreign taxes and other assessments and governmental charges of a similar nature, including any property Tax (whether imposed directly or through withholdings), including any interest, penalties and additions to Tax applicable thereto.

          "Tax Authority" means the United States Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration or collection of any Taxes.

          "Tax Returns" means all Federal, state, local and foreign returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes, and all amendments thereto.

          "Termination Fee" has the meaning set forth in Section 8.2(b).

          "Trademark" has the meaning set forth in the definition of "Intellectual Property Rights" as defined in this Section.

          "Trade Secrets" has the meaning set forth in the definition of "Intellectual Property Rights" as defined in this Section.

          "Voting Agreement" has the meaning set forth in the recitals hereof.

          "WARN Act" has the meaning set forth in Section 3.25(c).

                                   ARTICLE II

                                   THE MERGER

          Section 2.1 The Merger. Upon the terms and provisions of and subject to the conditions set forth in this Agreement and the certificate of merger (the "Certificate of Merger"), and in accordance with the applicable provisions of the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined), and at the Effective Time the separate existence of Merger Sub will cease and the Company shall continue as the surviving corporation (the "Surviving Corporation").

          Section 2.2 Closing. The closing (the "Closing") of the Merger will take place at 10:00 a.m., Los Angeles time, on a date (the "Closing Date") to be agreed to by the parties, which may be on, but shall be no later than the fifth Business Day after, the day on which there shall have been satisfaction or waiver of the conditions set forth in Article VII. The Closing shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071 unless another time, date or place is agreed to in writing by the parties hereto.

          Section 2.3 Effective Time. On or before the Closing Date but following the satisfaction or waiver of all conditions to Closing, (i) the parties shall cause the Certificate of Merger to be executed and filed with the Secretary of State of the State of Delaware in such form and executed as provided in the DGCL, and (ii) make all other filings or recordings as may be required by applicable law in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other later time as the parties shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

          Section 2.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          Section 2.5 Corporate Governance Documents. The Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time, and thereafter may be amended in accordance with its terms and as provided by applicable law; provided, however, that at the Effective Time, Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to reflect that the name of the Company shall be the name of the Surviving Corporation. The By-laws of Merger

Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation after the Effective Time, and thereafter may be amended in accordance with their terms and as provided by applicable law.

          Section 2.6 Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and shall serve in such capacity until the earlier of their resignation or removal, or until their respective successors are duly elected or appointed and qualified, as the case may be.

          Section 2.7 Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, and shall serve in such capacity until the earlier of their resignation or removal, or until their respective successors are duly elected or appointed and qualified, as the case may be. Section 2.8 Further Actions. At and after the Effective Time, the Surviving Corporation shall take all action as shall be required in connection with the Merger, including, but not limited to, the execution and delivery of any further deeds, assignments, instruments or documents as are necessary or desirable to carry out and effectuate the Merger and the other transactions contemplated hereby.

          Section 2.9 Effect on Capital Stock of the Company and Merger Sub. At the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any securities of the Company or Merger Sub:

               (a) Capital Stock. (i) Subject to Section 2.14, each issued and outstanding share of Capital Stock (other than shares to be cancelled in accordance with Section 2.9(c), shares of Capital Stock held by the Principal Stockholders and Dissenting Shares (as hereinafter defined)), shall be converted automatically into the right to receive from the Surviving Corporation $14.50 in cash, and (ii) each issued and outstanding share of Capital Stock held by the Principal Stockholders shall be converted automatically into the right to receive from the Surviving Corporation $12.50 in cash (collectively, the "Merger Consideration"), payable, without interest to the holder of such share, upon surrender in the manner provided in Section 2.10, of the certificate that formerly evidenced such share. At the Effective Time, all shares of Capital Stock upon which the Merger Consideration is payable pursuant to this Section 2.9(a) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Capital Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in respect of such holder's shares.

               (b) Capital Stock of Merger Sub. Each share of the Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted, into and become one fully paid and nonassessable share of Surviving Corporation Common Stock.

               (c) Cancellation of Treasury Stock and Parent or Merger Sub Owned Stock. Each share of Capital Stock that is owned by Parent, Merger Sub, the

Company or by any Subsidiary of the Company shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          Section 2.10 Exchange of Certificates

               (a) Paying Agent. Immediately prior to the Effective Time, Capital Communications, Parent or Merger Sub shall designate a bank or trust company, reasonably satisfactory to the Company, to act as paying agent in the Merger (the "Paying Agent"), and, on or prior to the Effective Time, Parent or Merger Sub shall deposit with the Paying Agent immediately available funds (the "Exchange Funds") in an amount necessary for the payment of the Merger Consideration upon surrender of certificates representing Capital Stock as part of the Merger pursuant to Section 2.9, it being understood that any and all interest, dividend or other income earned on the Exchange Funds shall be the property of the Surviving Corporation.

               (b) Exchange Procedure. Promptly after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Capital Stock (the "Company Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.9, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of the Company Certificates to the Paying Agent and shall be in such form and have such other customary provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for the Merger Consideration. Upon surrender of a Company Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by the Surviving Corporation, together with such letter of transmittal, duly completed and validly executed, and such other customary documents as may reasonably be required by the Paying Agent, the holder of such Company Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the shares of Capital Stock theretofore represented by such Company Certificate shall have been converted pursuant to Section 2.9 and such Company Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of such Capital Stock which is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Company Certificate so surrendered is registered, if such Company Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Company Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.10(b), each Company Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the shares of capital stock theretofore represented by such Company Certificate shall have been converted pursuant to Section 2.9. No interest will be paid or will accrue on the consideration payable upon the surrender of any Company Certificate.

               (c) No Further Ownership Rights in Capital Stock. All consideration paid upon the surrender of the Company Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of capital stock theretofore represented by such Company Certificates.

               (d) Termination of Exchange Funds. Any portion of the Exchange Funds which remains undistributed to the holders of the Company Certificates for nine (9) months after the Effective Time shall be delivered to an entity identified in writing to the Paying Agent by the Surviving Corporation, upon demand, and any holders of the Company Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Company Certificates without any interest thereon.

               (e) No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

               (f) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Capital Stock which are issued and outstanding immediately prior to the Effective Time and which are held by a holder who did not vote such shares in favor of the Merger and who has complied with all of the relevant provisions of Section 262 of the DGCL ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration unless and until the holder or holders thereof shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under the DGCL. The holders of such Dissenting Shares shall be entitled only to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the DGCL, and any portion of the Merger Consideration deposited with the Paying Agent to pay for such shares shall be returned to the Surviving Corporation upon demand; provided, however, that if any such holder of Dissenting Shares (i) shall have failed to establish such holder's entitlement to relief as a dissenting stockholder as provided in Section 262 of the DGCL, (ii) shall have effectively withdrawn such holder's demand for relief as a dissenting stockholder with respect to such Dissenting Shares or lost such holder's right to relief as a dissenting stockholder and payment for such holder's Dissenting Shares under Section 262 of the DGCL, or (iii) shall have failed to file a complaint with the appropriate court seeking relief as to determination of the value of all Dissenting Shares within the time provided in Section 262 of the DGCL, if applicable, such holder shall forfeit the right to relief as a dissenting stockholder with respect to such shares of Capital Stock, and each such share shall be converted into the right to receive the Merger Consideration without interest thereon, from the Surviving Corporation as provided in Section
2.9. The Company shall give Parent (i) written notice as soon as reasonably practical of any demands received by the Company for relief as a dissenting stockholder, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders' rights of appraisal, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

          Section 2.11 Stock Option Plans. As soon as practicable following the date of this Agreement, but in any event no later than thirty (30) days before the Closing Date, the Board (or, if appropriate, any committee administering the Company Stock Option Plans (as hereinafter defined)) shall adopt such resolutions or use all reasonable efforts to take such other actions as are required to provide that each then outstanding stock option (whether or not vested) to purchase shares of Company Common Stock (each a "Company Stock Option") heretofore granted under any stock option or other stock-based incentive plan, program or arrangement of the Company (collectively, the "Company Stock Option Plans") shall be cancelled immediately prior to the Effective Time in exchange for payment of an amount in cash equal to the product of (i) the number of unexercised shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time and (ii) the excess, if any, of the Merger Consideration over the per share exercise price of such Company Stock Option.

          Section 2.12 Certain Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur by reason of any reclassification, recapitalization, stock split, reverse stock split, exchange or readjustment of shares, or any similar transaction, or any stock dividend thereon with a record date during such period, the Merger Consideration shall be appropriately adjusted to provide the holders of shares of Capital Stock the same economic effect as contemplated by this Agreement.

          Section 2.13 Withholding. The Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Capital Stock or Company Stock Options, such amounts as the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under any provision of applicable Federal, state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Capital Stock or Company Stock Options in respect of which such deduction and withholding was made by the Surviving Corporation or the Paying Agent, as the case may be.

          Section 2.14 Lost, Stolen or Destroyed Certificates. In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Company Certificate, the Merger Consideration deliverable in respect thereof as determined in accordance with this Article II; provided that the Person to whom the Merger Consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a written indemnity agreement in form and substance reasonably satisfactory to the Surviving Corporation and which is customary in such instances and, if deemed reasonably advisable by the Surviving Corporation, a bond in such sum as the Surviving Corporation may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to such Company Certificate claimed to have been lost, stolen or destroyed.

          Section 2.15 Stock Transfer Books. After the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Capital Stock which were outstanding immediately prior to the Effective Time.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Except (i) as set forth in the corresponding numbered sections of the disclosure schedules to this Agreement delivered by the Company to Parent and Merger Sub concurrently with the execution of this Agreement (the "Disclosure Schedules"), (ii) disclosed in the Company SEC Reports (as hereinafter defined) or (iii) referenced in the particular section of this Article III to which exception is being taken, the Company represents and warrants to Parent and Merger Sub as follows:

          Section 3.1 Organization, Standing and Corporate Power. Each of the Company and its Subsidiaries is a corporation, partnership or limited liability company, as the case may be, duly formed or organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed or organized and has the requisite corporate, partnership or limited liability company power and authority to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not reasonably be expected to have a material adverse effect on the Company. The Company has delivered to Parent and Merger Sub complete and correct copies of the Certificate of Incorporation and By-laws of the Company and the comparable charter and organizational documents of each of its Subsidiaries, in each case as amended to the date of this Agreement.

          Section 3.2 Subsidiaries. Each Subsidiary of the Company is identified on Section 3.2 of the Disclosure Schedules. Except as otherwise provided in
Section 3.2 of the Disclosure Schedules, all the outstanding equity interests of each Subsidiary are owned by the Company, free and clear of all Liens other than Permitted Liens. There are no proxies with respect to any shares of any such Subsidiary. Other than with respect to the Subsidiaries of the Company, and as set forth on Section 3.2 of the Disclosure Schedules, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest, including interests in partnerships and joint ventures, in any business. There are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of any Subsidiary of the Company or securities convertible into or exchangeable for any capital stock of any Subsidiary of the Company, or which otherwise confer on the holder thereof any right to acquire any such additional shares of any Subsidiary, nor is any Subsidiary committed to issue any such option, warrant, right or security.

          Section 3.3 Capital Structure

               (a) The authorized capital stock of the Company consists of 22,000,000 shares of Capital Stock, consisting of 20,000,000 shares of Common Stock, and 2,000,000 shares of Class A Common Stock. As of the date hereof, 10,193,576 shares of Capital Stock were issued and outstanding consisting of 9,284,016 shares of Common Stock and 909,560 shares of Class A Common Stock, all of which were validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights. Section 3.3 of the Disclosure Schedules contains a true, complete and correct list of all outstanding Company Stock Options, and all other options, warrants, rights or other securities convertible into or exercisable for shares of Capital Stock of the Company, the holders of such options, warrants, rights and other securities, the portions of such outstanding Company Stock Options that are exercisable, and the exercise price with respect to such securities.

               (b) Except as set forth in this Article III and as set forth in
Section 3.3 of the Disclosure Schedules, and except as may result from the exercise, prior to the consummation of the Merger, of Company Stock Options outstanding on the date hereof, there are no outstanding (i) shares of capital stock or other voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or its Subsidiaries, (iii) options or other rights to acquire from the Company or its Subsidiaries, or obligations of the Company or its Subsidiaries to issue, any shares of capital stock, voting securities or securities of the Company or its Subsidiaries, and (iv) no equity equivalent interests in the ownership or earnings of the Company or its Subsidiaries or other similar rights (the items in clauses (b)(i), (ii), (iii) and (iv) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.

               (c) Except for the Voting Agreement and as set forth in Section 3.3(c) of the Disclosure Schedules, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the shares of any capital stock of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries will be required to redeem, repurchase or otherwise acquire any shares of capital stock of the Company (other than pursuant to the Merger in accordance with the terms of this Agreement) or any of its Subsidiaries, as a result of the Merger and the transactions contemplated by this Agreement.

               (d) No agreement or other document grants or imposes on any shares of Capital Stock any right, preference, privilege or transfer restriction with respect to the transactions contemplated hereby (including, without limitation, any rights of first refusal). All of the outstanding shares of Capital Stock are, and all shares of Common Stock that may be issued upon the exercise of outstanding Company Stock Options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in the Company, any of its Subsidiaries or any other Person.

               (e) Except as set forth on Section 3.3(e) of the Disclosure Schedules, all of the issued and outstanding shares of capital stock of the Company's Subsidiaries are owned beneficially and of record by the Company, free and clear of all Liens, equities, voting restrictions, claims and options of any nature, and all such shares have been duly authorized, validly issued and are fully paid, nonassessable and free of preemptive rights. The Company has not made, directly or indirectly, any material investment in, advance to or purchase or guaranty of any obligations of, any Person other than obligations of its Subsidiaries.

          Section 3.4 Authority; Noncontravention

               (a) The Company has the requisite corporate power and authority to enter into this Agreement, subject to approval of the Merger and this Agreement by the Requisite Vote of the outstanding shares of Capital Stock, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby to which the Company is a party have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger and this Agreement, to approval of the Merger and this Agreement by the Requisite Vote of the outstanding shares of Capital Stock. This Agreement has been duly executed and delivered by the Company, and assuming this Agreement constitutes the valid and binding obligation of the other parties hereto, this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby to which the Company is a party and compliance with the provisions of this Agreement by the Company will not, require notice or consent under, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien other than Permitted Liens upon any of the properties or assets of the Company or any of its Subsidiaries under, (i) the Certificate of Incorporation or By-laws of the Company or the comparable charter or organizational documents of any of its Subsidiaries, (ii) except as set forth in Section 3.4(a) of the Disclosure Schedules and other than subject to the other matters referred to in Section 3.4(b) hereof, (A) any loan or credit agreement, note, bond, mortgage, indenture, or any material lease or other material agreement or instrument or
(B) any material permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or their respective properties or assets or
(iii)  subject to the  governmental  filings  and other  matters  referred to in
Section 3.4(b) hereof, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or assets.

               (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by the Company or any of its Subsidiaries in connection with the execution and delivery of the Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except as set forth on Section 3.4(b) of the Disclosure Schedules and except for (i) the filing of a pre-merger notification and report form by the Company under the HSR Act, (ii) the filing with the SEC of (A) the Proxy Statement (B) a Rule 13E-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3"), and (C) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) any registration, filing or notification required pursuant to state securities or "blue sky" laws, and (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in connection with the Merger except where the failure to obtain such authorization, consent or approval would not reasonably be expected to have a material adverse effect on the Company or on the consummation of the transactions contemplated hereby.

          Section 3.5 SEC Documents; Financial Statements; Cash Balance

               (a) The Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since July 1, 1998, under the Securities Act or the Exchange Act (such documents, as supplemented or amended since the time of filing, collectively, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) complied, in all material respects, with all applicable requirements of the Securities Act and the Exchange Act, as the case may be and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements (the "Financial Statements") included or incorporated by reference in the Company SEC Reports (including any related notes and schedules) fairly present, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of their consolidated operations and their consolidated cash flows for the periods set forth therein, in each case in accordance with past practices and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and subject, where appropriate, to normal year-end adjustments and the absence of notes in the case of interim statements.

               (b) The Company has heretofore made available or promptly will make available to Parent and Merger Sub a complete and correct copy of any amendments or modifications to any Company SEC Reports to be filed with the SEC but which have not yet been filed with the SEC.

               (c) The Company will file with the SEC each registration statement, report, schedule, proxy or information statement and other documents (including exhibits thereto) required to be filed with the SEC under the Securities Act or the Exchange Act following the execution of this Agreement.

               (d) Attached as Section 3.5(d) of the Disclosure Schedules is the unaudited and internally prepared consolidated balance sheet for the Company and its consolidated Subsidiaries dated December 31, 2001 (the "December Balance Sheet"). The December Balance Sheet fairly presents in all material respects the financial position of the Company and its consolidated Subsidiaries at December 31, 2001 and has been prepared in accordance with past practices consistently applied (except as otherwise disclosed in the notes thereto and subject, where appropriate, to normal year end audit adjustments and the absence of notes).

               (e) The amount of cash and marketable securities held by the Company as of February 7, 2002, excluding cash related to the Company's restaurant operations, is at least $71.8 million and the cash held in the Company's restaurant operations as of February 7, 2002, is greater than $0.

          Section 3.6 Environmental

               (a) The Company is in material compliance with the Environmental Laws, which compliance includes, but is not limited to, the possession by the Company of all permits and other governmental authorizations required under applicable Environmental Laws, and is in material compliance to its knowledge with the terms and conditions thereof. The Company has not received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company is not in such material compliance, and, to the Company's knowledge, there are no circumstances that may prevent or interfere with such material compliance in the future.

               (b) Except as set forth on Section 3.6(b) of the Disclosure Schedules, there is no Environmental Claim pending or to the Company's knowledge threatened against the Company or, against any Person or entity whose liability for any Environmental Claim the Company has retained or assumed contractually.

               (c) Except as set forth on Section 3.6(c) of the Disclosure Schedules, to the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could reasonably form the basis of any material Environmental Claim against the Company or, to the Company's knowledge, against any Person or entity whose liability for any Environmental Claim the Company has retained or assumed contractually.

               (d) To the knowledge of the Company, (i) all on or off-site locations at or to which the Company has stored (other than storage, in compliance with applicable requirements, of commercial cleaning products or other products regularly used in the normal course of its business which contain Materials of Environmental Concern below applicable regulatory thresholds), disposed or to which it has arranged for the disposal of Materials of Environmental Concern, are identified in Section 3.6(d) of the Disclosure Schedules, (ii) all underground storage tanks for Materials of Environmental Concern, and the capacity and contents of such tanks, located on property owned or leased by the Company, as identified in Sections 3.18(a) and 3.18(b) of the Disclosure Schedules, are identified in Section 3.6(d) of the Disclosure Schedules, (iii) except as set forth in Section 3.6(d) of the Disclosure Schedules, there is no asbestos contained in or forming part of any building, building component, structure or office space owned or leased by the Company as identified in Sections 3.18(a) and 3.18(b) of the Disclosure Schedules, and (iv) except as set forth in Section 3.6(d) of the Disclosure Schedules, no polychlorinated biphenyls (PCBs) or PCB-containing items are used or stored at any property owned or leased by the Company as identified in Sections 3.18(a) and 3.18(b) of the Disclosure Schedules.

               (e) The Company has provided to Parent and Merger Sub all written assessments, reports, data, results of investigations or audits, and other information that are in the possession of, or to the Company's knowledge are reasonably available to, the Company regarding environmental matters pertaining to or the environmental condition of the business of the Company, or the material compliance (or noncompliance) by the Company with any Environmental Laws.

               (f) To the knowledge of the Company, the Company is not required by virtue of the Merger transactions contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby, (i) to perform a site assessment for Materials of Environmental Concern, (ii) to remove or remediate Materials of Environmental Concern, (iii) to give notice to or receive approval from any governmental authority pertaining to environmental matters, or (iv) to record or deliver to any Person or entity any disclosure document or statement pertaining to environmental matters.

          Section 3.7 Absence of Certain Changes or Events. Since September 30, 2001 (the "Balance Sheet Date"), except in connection with the transactions contemplated hereby, and except as set forth on Section 3.7 of the Disclosure Schedules, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice, and, there has not been (a) any material adverse change in the Company, (b) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock, (c) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (d) (i) any increase in the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants (other than general increases in wages to employees who are not officers or directors or Affiliates in the ordinary course of business consistent with past practice or as required by agreements listed on
Section 3.7 or Section 3.11(a) of the Disclosure Schedules) or to persons providing management services, (ii) any loans to any of its officers, directors, employees, Affiliates, agents or consultants or made any change in its existing borrowing or lending arrangements for or on behalf of any of such persons, whether pursuant to an employee benefit plan or otherwise, other than advances in the ordinary course of business and consistent with past practices, (iii) any grant, issuance, acceleration, payment, accrual or agreement to pay or make any accrual or arrangement for payment of salary or other payments, compensation or benefits pursuant to, or adopt or amend, any new or existing employee benefit plan, agreement or arrangement, except in the ordinary course of business consistent with past practice, or any payment of any bonus, or any incurrence of any obligation to pay a bonus, to any of the executive officers, directors, or members of senior management of the Company, except to the extent provided for in any agreements in effect on the date hereof, all of which are listed on
Section 3.7 or Section 3.11(a) of the Disclosure Schedules, (e) any damage, destruction or loss affecting the businesses or assets of the Company or any of its Subsidiaries, that has or reasonably would be expected to have a material adverse effect on the Company, (f) any change in accounting methods, principles or practices by the Company other than those disclosed in the Company SEC Reports or otherwise required by applicable law or accounting policy, (g) entry into any commitment or transaction material to the Company and its Subsidiaries taken as a whole (including, without limitation, any borrowing or sale of assets) except in the ordinary course of business consistent with past practice,
(h) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any Indebtedness in excess of $250,000 that is not permitted pursuant to Section 5.1 without the consent of Parent, (i) any creation or assumption by the Company or any of its Subsidiaries of any material Lien on any material asset, (j) any material adverse change in the business relationship of the Company or any of its Subsidiaries with any significant customer, or network, cable or satellite television provider (including, without limitation, with respect to any unpaid invoices or uncollected accounts receivable) or, any material adverse change, with respect to any of the Company Intellectual Property or (k) any making of any loan, advance or capital contributions to or investment in excess of $250,000 in any Person that is not permitted pursuant to
Section 5.1 without the consent of Parent.

          Section 3.8 Litigation. Except as set forth in Section 3.8 of the Disclosure Schedules, there are no investigations, actions, claims, suits or proceedings pending against the Company or its Subsidiaries or, to the knowledge of the Company, threatened against the Company or its Subsidiaries that would reasonably be expected to have a material adverse effect on the Company or would reasonably be expected to prevent, materially impair or materially delay the consummation of the transactions contemplated by this Agreement. Neither the Company nor its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which would reasonably be expected to have a material adverse effect on the Company.

          Section 3.9 [Omitted].

          Section 3.10 [Omitted].

          Section 3.11 Employee Benefits; ERISA

               (a) Section 3.11(a) of the Disclosure Schedules contains a true and complete list of each employment, consulting, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive, retention, severance, change-in-control or termination pay, hospitalization or other medical, disability, life or other employee insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or any of its Subsidiaries, or by any trade or business, whether or not incorporated, that together with the Company or any of its Subsidiaries would be deemed to comprise a controlled group or affiliated service group or be deemed to be under common control or otherwise aggregated for purposes of Sections 414(b), (c), (m) or (o) of the United States Internal Revenue Code of 1986, as amended (the "Code") (an "ERISA Affiliate"), for the benefit of any current or former employee or director of the Company or any of its Subsidiaries, or any ERISA Affiliate (the "Plans"). Section 3.11(a) of the Disclosure Schedules identifies each of the Plans that is an "employee welfare benefit plan," or "employee pension benefit plan" as such terms are defined in Sections 3(1) and 3(2) of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans"). Except as set forth on Section 3.11(a) of the Disclosure Schedules, none of the Plans is subject to Title IV of ERISA. None of the Company, any of its Subsidiaries nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Plan or, except as required by applicable law or to maintain tax-qualified status, modify or change any existing Plan that would affect any current or former employee or director of the Company, any of its Subsidiaries or any ERISA Affiliate.

               (b) With respect to each of the Plans, the Company has heretofore delivered or as promptly as practicable after the date hereof shall deliver to Merger Sub true and complete copies of each of the following documents, as applicable:

                    (i) a copy of the Plan documents currently in effect (including all amendments thereto) for each written Plan or a written description of any Plan that is not otherwise in writing;

                    (ii) a copy of the annual report or Internal Revenue Service Form 5500 Series, if required under ERISA, with respect to each ERISA Plan for the last three (3) Plan years ending prior to the date of this Agreement for which such a report was filed;

                    (iii) a copy of the actuarial report, if required under ERISA, with respect to each ERISA Plan for the last three (3) Plan years ending prior to the date of this Agreement;

                    (iv) a copy of the most recent Summary Plan Description ("SPD"), together with all Summaries of Material Modification issued with respect to such SPD, if required under ERISA, with respect to each ERISA Plan, and all other material employee communications relating to each ERISA Plan;

                    (v) if the Plan is funded through a trust or any other funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof, if any;

                    (vi) all contracts relating to the Plans with respect to which the Company or any of its Subsidiaries or any ERISA Affiliate may have any liability, including insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements; and

                    (vii) the most recent determination or opinion letter received from the Internal Revenue Service with respect to each Plan that is intended to be qualified under Section 401(a) of the Code.

               (c) Except as set forth on Section 3.11(c) of the Disclosure
Schedules:

                    (i) No liability under Title IV of ERISA has been incurred by the Company, any of its Subsidiaries or any ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and, to the knowledge of the Company, no condition exists that presents a material risk to the Company, or any of its Subsidiaries or any ERISA Affiliate of incurring any liability under such Title.

                    (ii) With respect to any ERISA Plan that is a "multiemployer pension plan," as such term is defined in Section 4001(a)(3) of ERISA, (1) neither the Company, any of its Subsidiaries nor any ERISA Affiliate has, since September 26, 1980, made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA, (2) to the knowledge of the Company (or as the Company should reasonably be aware), no event has occurred that presents a material risk of a complete or partial withdrawal, (3) to the knowledge of the Company (or as the Company should reasonably be aware), neither the Company, any of its Subsidiaries nor any ERISA Affiliate has any contingent liability under Section 4204 of ERISA, (4) to the knowledge of the Company, no circumstances exist that present a material risk that any such multiemployer plan will go into reorganization, and (5) to the knowledge of the Company (or as the Company should reasonably be aware), the aggregate withdrawal liability of the Company, each of its Subsidiaries and the ERISA Affiliates, computed as if a complete withdrawal by the Company, each of its Subsidiaries and all of its ERISA Affiliates had occurred under each such multiemployer pension plan on the date hereof, would be greater than $50,000.

                    (iii) To the extent the representations in Sections 3.11(c)(i) and 3.11(c)(ii) apply to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the ERISA Plans but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company or any of its Subsidiaries or any ERISA Affiliate made, or was required to make, contributions during the past six years.

               (d) None of the Company, any of its Subsidiaries, any ERISA Affiliate, any of the ERISA Plans, any trust created thereunder, nor to the Company's knowledge, any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which the Company, any of its Subsidiaries, any ERISA Affiliate, any ERISA Plan or any such trust could be subject to any material liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to
Section 4975(a) or (b), 4976 or 4980B of the Code.

               (e) All contributions which the Company, any of its Subsidiaries or any ERISA Affiliate is required to pay, prior to the date hereof, under the terms of each of the ERISA Plans have been timely paid in full or properly recorded on the financial statements or records of the Company or its Subsidiaries.

               (f) Each of the Plans has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

               (g) There has been no failure by any of the ERISA Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code to meet the requirements of such qualification. Except as set forth on Section 3.11(g) of the Disclosure Schedules hereto, the Company has applied for and received a currently effective determination letter from the IRS stating that it is so qualified including satisfaction of the requirements of the GUST amendments (as referenced in IRS Announcement 2001-104), and no event has occurred which would affect such qualified status.

               (h) Except as set forth on Section 3.11(h) of the Disclosure Schedules, no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company, its Subsidiaries or any ERISA Affiliate after retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, or (iii) benefits, the full direct cost of which is borne by the current or former employee (or beneficiary thereof)).

               (i) The consummation of the transactions contemplated by this Agreement will not, either alone or upon and in conjunction with the occurrence of any additional or further acts or events, (i) entitle any current or former employee, officer, consultant, agent or director of the Company, any of its Subsidiaries or any ERISA Affiliate to severance pay, unemployment compensation or any other similar termination payment, or (ii) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due, or any option or other equity security held by, any such employee, officer, consultant, agent or director.

               (j) There are no pending or, to the Company's knowledge, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary under any such Plan or otherwise involving any such Plan (other than routine claims for benefits).

               (k) Except as set forth on Section 3.11(k) of the Disclosure Schedules, neither the Company nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract, agreement or other arrangement which could result in the payment by the Company or by any of its Subsidiaries of an "excess parachute payment" as that term is used in Section 280G of the Code or the payment of compensation that will not be deductible by the Company because of Section 162(m) of the Code.

               (l) None of the Company, any of its Subsidiaries nor any ERISA Affiliate has, prior to the Effective Time, violated any of the health care continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended or the Health Insurance Portability Accountability Act of 1996, as amended, or any similar provision of state law applicable to their employees.

               (m) Except as set forth in Section 3.11(m) of the Disclosure Schedules, none of the Company, any of its Subsidiaries nor any ERISA Affiliate has used the services or workers provided by third party contract labor suppliers, temporary employees, "leased employees" (as that term is defined in Section 414(n) of the Code), or individuals who have provided services as independent contractors to the extent that any of these arrangements would reasonably be expected to result in the disqualification of any of the Plans or the imposition of penalties or excise taxes with respect to the Plans by the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation.

          Section 3.12 Taxes

               (a) All material Tax Returns required to be filed by the Company and each of its Subsidiaries have been duly filed (or has had duly filed on its behalf). All material Taxes that are due or claimed to be due from the Company and each of its Subsidiaries have been paid other than those being contested in good faith and by appropriate proceedings and for which adequate reserves have been established on the balance sheets that are included in the Company SEC Reports in accordance with GAAP. To the knowledge of the Company, the accruals and reserves in the balance sheets that are included in the Company SEC Reports in respect of any Tax liability of the Company and its Subsidiaries for any taxable period not finally determined are adequate to meet any assessments of Tax for any such period.

               (b) No Audits are presently pending with regard to any Taxes or Tax Returns of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received written notification that any such Audit is threatened, contemplated, or may be initiated.

               (c) There are no Liens for material Taxes upon any assets or properties of the Company or any of its Subsidiaries, except for Liens for Taxes not yet due.

               (d) Other than any Tax Returns that have not yet been required to be filed, the Company has delivered or made available to Parent and Merger Sub true and complete copies of its Tax Returns for each of the taxable years ended after June 30, 1997.

               (e) No deficiency or adjustment for any Taxes has been proposed, asserted, assessed or to the Company's knowledge, threatened in writing against the Company or its Subsidiaries.

               (f) Except as set forth in Section 3.12(f) of the Disclosure Schedules, to the knowledge of the Company, no outstanding power of attorney has been granted by or with respect to the Company or its Subsidiaries with respect to any matter relating to Taxes.

               (g) The Company and each of its Subsidiaries have complied in all material respects with all applicable laws, rules, and regulations relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Section 1441 and 1442 of the Code or similar provisions under any state, local or foreign laws) and have, within the time and the manner prescribed by law, withheld and paid over to the proper Tax Authorities all amounts required to be so withheld and paid over under applicable laws.

               (h) Neither the Company nor any of its Subsidiaries is required to include in income any material adjustment pursuant to Section 481(a) of the Code by reason of any change in accounting method (nor has any Tax Authority proposed in writing any such adjustment or change of accounting method).

               (i) Neither the Company nor any of its Subsidiaries is or has been a member of any affiliated group filing a consolidated Federal income tax return within the meaning of Section 1504(a) of the Code or any similar state, local or foreign law (other than a group the common parent of which is or was the Company) or has any liability for Taxes of any Person under Treasury Regulation Section 1.1502-6 or any similar provisions of state, local or foreign law as a transferee or successor, by contract, or otherwise.

               (j) [Omitted].

               (k) [Omitted].

               (l) The Company has delivered or made available to Parent and Merger Sub complete and accurate copies of each of (i) all Audit reports, letter rulings, technical advice memoranda and similar documents issued by a Tax Authority relating to Taxes due from or with respect to the Company or its Subsidiaries and (ii) all closing agreements entered into by the Company or its Subsidiaries with any Tax Authority, in each case existing on the date hereof.

               (m) Neither the Company nor any of its Subsidiaries has received written notice of any claim made by a Tax Authority in a jurisdiction where it does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

               (n) Neither the Company nor any of its Subsidiaries has (i) received a ruling from any Tax Authority or signed an agreement with respect thereto or (ii) signed any closing agreement with respect to any Tax year.

               (o) Neither the Company nor any of its Subsidiaries has waived any statutory period of limitations for the assessment of any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency, in each case, which is currently outstanding, nor is any request to so waive or extend currently outstanding.

               (p) [Omitted].

               (q) Neither the Company nor any of its Subsidiaries is a party to, is bound by or has any obligation under any Tax sharing agreement, Tax indemnification agreement or similar contract, and does not have any potential liability or obligation to any Person as a result of, or pursuant to, any such contract.

               (r) Neither the Company nor any of its Subsidiaries has, with regard to any assets or property held or acquired, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a Subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by either the Company or any of its Subsidiaries.

          Section 3.13 [Omitted].

          Section 3.14 Permits; Compliance with Laws

               (a) Except as set forth on Section 3.14(a) of the Disclosure Schedules, each of the Company and its Subsidiaries holds, to the extent legally required, all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, orders, registrations, findings of suitability, licenses, notices, permits, applications and rights, including all authorizations under any applicable law ("Permits"), necessary for the Company and its Subsidiaries to own, lease or operate their properties and assets and to carry on their business as now conducted, other than such Permits the absence of which would not reasonably be expected to have a material adverse effect on the Company, and there has occurred no default under any such Permit other than such defaults which would not reasonably be expected to have a material adverse effect on the Company. To the knowledge of the Company, no event has occurred, and no facts or circumstances exist, which would reasonably be expected to adversely affect the ability of the Company and its Subsidiaries to obtain all necessary Permits to allow the Company and its Subsidiaries to conduct its business in the manner the Company and its Subsidiaries proposes to conduct such business, except where the failure to obtain all necessary permits would not reasonably be expected to have a material adverse effect on the Company.

               (b) Each of the Company and its Subsidiaries is in compliance with all applicable laws, except for possible noncompliance which would not reasonably be expected to have a material adverse effect on the Company.

          Section 3.15 State Takeover Statutes. For purposes of Section 203(a)(1) of the DGCL, the Board, including the Special Committee of the Board, has approved this Agreement and the Merger, and the other transactions contemplated hereby and thereby.

          Section 3.16 Broker's or Finder's Fee. Except for Allen & Company Incorporated and Ladenburg, Thalmann & Co., Inc., no agent, broker, Person or firm acting on behalf of the Company is, or will be, entitled to any investment banking or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby. The Company has provided Parent and Merger Sub true and correct copies of all agreements by and between Allen and Company Incorporated and the Company and between Ladenburg, Thalmann & Co., Inc. and the Company and such agreements will not be amended without the consent of Parent and Merger Sub, as applicable and which consent will not be unreasonably withheld or delayed.

          Section 3.17 Company Intellectual Property and Library Properties

               (a) The Company or its Subsidiaries own all right, title and interest in, or have a valid right to use, all Company Intellectual Property and Library Properties, subject to third party clearances on the content, free and clear of all written agreements granting liens, security interests, pledges, hypothecations and mortgages, except for any such liens, security interests, pledges, hypothecations and mortgages granted pursuant to any collective bargaining or distribution agreements. The Company or Subsidiaries may exercise Exploitation Rights with respect to the Library Properties in a manner consistent with the conduct of the business by the Company and its Subsidiaries as currently conducted. Company Intellectual Property shall not include any of the Excluded Intellectual Property, and the Company and its Subsidiaries shall have no right to use the Excluded Intellectual Property after the Closing Date except for the Company's or any of its Subsidiaries' (i) rights in and to the Excluded Intellectual Property to the extent and only to the extent granted pursuant to any other agreement, including, but not limited to, the Employment Agreement, or (ii) rights to use any Excluded Intellectual Property which may be embodied in any Library Property.

               (b) Section 3.17(b)(i) of the Disclosure Schedules sets forth an accurate and complete list of all registrations and applications for registration for Trademarks, Patents, and Copyrights owned by the Company and its Subsidiaries. Section 3.17(b)(ii) sets forth a list of those Trademarks currently owned by the Company which it has previously agreed to assign to Olive Enterprises, Inc. ("Enterprises") upon issuance of US Federal trademark registration certificates for the same. No Trademark set forth on Section 3.17(b)(ii) of the Disclosure Schedules is subject to material usage in the business of the Company or any of its Subsidiaries as currently conducted other than the Trademarks AMERICA'S OLDEST LIVING TEENAGER and I LIKE THE BEAT.

The Trademarks AMERICA'S OLDEST LIVING TEENAGER and I LIKE THE BEAT will be licensed to the Company upon Closing pursuant to an agreement as contemplated in
Section 5.7.

               (c) Section 3.17(c) of the Disclosure Schedules sets forth an accurate and complete list of all Library Properties, indicating which Library Properties are solely and exclusively owned by the Company or its Subsidiaries, and which Library Properties are co-owned with or owned by third parties but as to which the Company or its Subsidiaries has any Exploitation Rights.

               (d) Neither the Company nor any of its Subsidiaries has (i) licensed or sublicensed its rights in any material Company Intellectual Property other than pursuant to License Agreements or Library Agreements; or (ii) granted or obtained any material Exploitation Rights in the Library Properties, other than pursuant to the Library Agreements.

               (e) All material Trademarks, Copyrights, and Patents owned by Company or its Subsidiaries are subsisting, in full force and effect, have not been cancelled, expired, or abandoned, and to the knowledge of the Company are valid and enforceable. Except as disclosed in Section 3.17(e) of the Disclosure Schedules, the Company or one of its Subsidiaries is listed in the applicable intellectual property registry as the record owner of any registration or application for registration of any Trademark, Copyright or Patent owned by the Company. Except as disclosed in Section 3.17(e) of the Disclosure Schedules, there is no pending, or, to the knowledge of Company, threatened opposition, interference, or cancellation proceeding before any court or registration authority in any jurisdiction against any registrations or applications in respect of any Trademark, Copyright or Patent owned by the Company.

               (f) The exercise by the Company or any of its Subsidiaries of any Exploitation Rights in the Library Properties in the United States and the conduct of the Company's business (other than the exercise of Exploitation Rights in the Library Properties), to the knowledge of the Company, does not infringe, misappropriate, dilute or otherwise violate (either directly or indirectly such as through contributory infringement or inducement to infringe) any Intellectual Property Rights owned or controlled by any third party. Neither the Library Properties nor the Company's, its Subsidiaries or licensee's exercise of Exploitation Rights with respect thereto in the United States in a manner consistent with past practices, libels, defames, violates the rights of privacy or publicity of any person or violates any other applicable law that is likely to result in a material adverse effect on the Company.

               (g) Except as set forth on Section 3.17(g) of the Disclosure Schedules, there is no pending, or to the knowledge of the Company, any threatened claim, suit, arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction to which the Company or any Subsidiary or any of its licensees is a party (i) involving the Company Intellectual Property or Library Properties; (ii) alleging that the activities or the conduct of the business of the Company or any of its Subsidiaries, or the exercise of any Exploitation

Rights with respect to the Library Properties infringes, misappropriates, dilutes, or otherwise violates, the Intellectual Property Rights of any third party; or (iii) challenging the ownership, use, validity, enforceability or registrability of any Company Intellectual Property.

               (h) Except as set forth on Section 3.17(h) of the Disclosure Schedules, there are no settlements, forbearances to sue, consents, judgments, or orders that (i) materially restrict the rights of the Company or any Subsidiaries to own or use any Company Intellectual Property or Library Properties; (ii) materially restrict the conduct of the business of the Company or any of its Subsidiaries in order to accommodate a third party's Intellectual Property Rights; or (iii) permit third parties to use any Company Intellectual Property or to exercise Exploitation Rights with respect to any Library Properties.

               (i) All officers of the Company or any of its Subsidiaries have executed written nondisclosure agreements and, to the knowledge of the Company, no party to any such nondisclosure agreement is in material breach or default thereof. The Company and its Subsidiaries take reasonable measures to protect the confidentiality of their material Trade Secrets.

               (j) Except as set forth on Section 3.17(j) of the Disclosure Schedules, no third party, to the knowledge of the Company, is infringing, misappropriating, diluting, or otherwise violating any Company Intellectual Property or the Company's, its Subsidiaries' or their licensees' rights in the Library Properties.

               (k) The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of the right of the Company or any of its Subsidiaries to own or use Company Intellectual Property or exercise any Exploitation Rights with respect to the Library Properties.

               (l) To the knowledge of the Company, all material Library Underlying Rights owned solely by the Company and its Subsidiaries, were (i) developed by employees of the Company or its Subsidiaries within the scope of their employment; (ii) developed by independent contractors as "works-made-for-hire," as that term is defined under Section 101 of the United States Copyright Act, 17 U.S.C. ss.101; (iii) developed by third parties who have assigned all of their rights therein to the Company or a Subsidiary; (iv) duly licensed to the Company or its Subsidiaries pursuant to the Library Agreements; (v) in the public domain; (vi) permitted to be exploited by the Company and its Subsidiaries pursuant to the provisions of 17 U.S.C. ss. 107; or
(vii) a combination of any of the foregoing.

               (m) To the knowledge of the Company, all music contained within the Library Properties owned by the Company and its Subsidiaries is (i) controlled by American Society of Composers, Authors and Publishers, Broadcast Music Inc. or The Society of European Stage Authors and Composers; (ii) in the public domain; or (iii) duly licensed or otherwise owned by the Company and its Subsidiaries with sufficient rights to permit its public performance in the United States in connection with the Library

Properties subject, however, to the terms and conditions of the License Agreements, Library Agreements and any union, collective bargaining or guild agreement.

               (n) The Physical Media are in good physical condition, and to the knowledge of the Company, no Physical Media have been rejected by a third party on the basis of defective physical condition, and neither the Company nor any of its Subsidiaries has received any written notice of such rejection. A Physical Media exists for every Library Property set forth on Section 3.17(c) of the Disclosure Schedules.

               (o) All material License Agreements and Library Agreements to which the Company or one of its Subsidiaries is a party, or is otherwise obligated, are valid and binding obligations of the Company and/or the applicable Subsidiaries, enforceable in accordance with their agreed terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, arrangement or similar laws affecting creditors' rights generally and by general principles of equity. There exists no event or condition which will result in a violation or breach of, or constitute a default by the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto, under any such License Agreement or Library Agreement which are likely to result in a material adverse effect on the Company's business as currently conducted.

               (p) The Company and its Subsidiaries have good title in and to any Physical Media for the Library Properties that are solely owned by the Company and its Subsidiaries, except for distributors' rights pursuant to any distribution agreements. Except for Library Properties that are financially immaterial to the financial condition or results of operation of the business of the Company and its Subsidiaries, taken as a whole, and the value of the Library Properties, taken as a whole, the Company has customary access to the Physical Media for the Library Properties that are solely owned, or that are jointly owned but solely controlled, by the Company and its Subsidiaries including the right to remove such Physical Media from the custody of any third party with which the Company has a storage agreement relating thereto. To the knowledge of the Company, no Library Property solely owned or controlled by the Company and its Subsidiaries for which there is only one Physical Media in existence is in the custody of a third party other than pursuant to an agreement that grants Company or any of its Subsidiaries the right to remove such Physical Media from the custody of such third party. At Closing, the Company shall provide a list of each third party that is contracted to store the Physical Media for the Library Properties, that are solely owned by the Company and its Subsidiaries as set forth on Section 3.17(c) of the Disclosure Schedules, setting forth the identity of the third party and providing contact information for such third party and the location of the Physical Media.

               (q) The Company and its Subsidiaries, in the conduct of the business as currently conducted, use only standard, commercially available and "off-the-shelf" software licensed from third parties.

          Section 3.18 Real Property.

               (a) Owned Properties. Section 3.18(a) of the Disclosure Schedules sets forth a true, correct and complete list of all real property owned by the Company or any of its Subsidiaries (each, an "Owned Real Property"). Except as otherwise set forth on Section 3.18(a) of the Disclosure Schedules, with respect to each such parcel of Owned Real Property: (i) such parcel is free and clear of all Liens, except for the Permitted Liens; (ii) there are no leases, subleases, licenses, tenancies, concessions, or other agreements, written or oral, granting to any Person the right of use or occupancy of any portion of such Owned Real Property; and (iii) there are no outstanding actions, rights of first refusal or options to purchase such parcel.

               (b) Leased Properties. Section 3.18(b) of the Disclosure Schedules sets forth a true, correct and complete list of all of the leases, licenses, tenancies, subleases and all other material occupancy agreements ("Leases") in which the Company or any of its Subsidiaries is a tenant, subtenant, landlord or sublandlord (the leased and subleased space or parcel of Real Property thereunder being, collectively, the "Leased Real Property"), and for each Lease indicates whether or not the consent of the landlord thereunder will be required in connection with the Merger. With respect to each Lease: (i) the Lease is in full force and effect; and (ii) neither the Company (or its applicable Subsidiary), nor to the knowledge of the Company, any other party to the Lease, is in material default under the Lease, and no event has occurred which, with notice or lapse of time, would constitute a breach or default by the Company (or such Subsidiary) under the Lease except where such breach or default would not reasonably be expected to have a material adverse effect on the Company or a material adverse effect on the Company's restaurant operations taken as a whole.

               (c) Real Property Disclosure. Except as disclosed on Sections 3.18(a) and 3.18(b) of the Disclosure Schedules, there is no Real Property (as defined below) leased or owned by the Company or any of its Subsidiaries that is used in their business. The Owned Real Property and Leased Real Property is referred to collectively herein as the "Real Property."

               (d) No Proceedings. There are no proceedings in eminent domain, condemnation or other similar proceedings pending or, to the knowledge of the Company, threatened, relating to or affecting any portion of the Real Property.

               (e) Current Use. The current use of the Real Property does not violate any instrument of record or agreement affecting such Real Property in a manner that has had, or is reasonably likely to have or result in, a material adverse effect on the Company. There are no violations of any covenants, conditions, restrictions, easements, agreements or orders of any Governmental Entity having jurisdiction over any of the Real Property that affect such Real Property or the use or occupancy thereof in a manner that has had, or is reasonably likely to have or result in, a material adverse effect on the Company. No damage or destruction has occurred with respect to any of the Real Property that has had, or is reasonably likely to have or result in, a material adverse effect on the Company.

               (f) Condition and Operation of Improvements. To the knowledge of the Company, all buildings, structures, fixtures and other improvements included within the Real Property (the "Improvements") are, in all material respects, in operating condition and repair and adequate to operate such facilities as currently used, and there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any material respect with the current use, occupancy or operation thereof.

          Section 3.19 Insurance. The Company maintains insurance coverage with reputable insurers in such amounts and covering such risks as are generally in accordance with normal industry practice for companies engaged in businesses similar to those of the Company and its Subsidiaries.

          Section 3.20 Contracts

               (a) The Company has provided to Parent true and complete copies of all material contracts, undertakings, commitments, licenses or agreements (other than contracts, undertakings, commitments or agreements for employee benefit matters set forth in Section 3.11 of the Disclosure Schedules) (the "Contracts") including, without limitation all:

                    (i) contracts requiring annual expenditures by or liabilities of the Company and its Subsidiaries in excess of one hundred thousand dollars ($100,000) which have a remaining term in excess of one hundred eighty (180) days or are not cancellable (without material penalty, cost or other liability) within one hundred eighty (180) days;

                    (ii) contracts containing covenants limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business (other than prohibitions against engaging in business relating to specific product lines) or compete with any person, in any product line or line of business, or operate at any location; and

                    (iii) contracts containing change of control provisions or requiring payment of cash or other consideration following a change of control.

               (b) Each of the Contracts (other than License Agreements and Library Agreements which are covered by Section 3.17(o)) is a valid and binding obligation of the Company and, to the Company's knowledge, the other parties thereto, enforceable against the other parties thereto in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, arrangement or similar laws affecting creditors' rights generally and by general principles of equity.

               (c) None of the Company or its Subsidiaries is in breach, default or violation (and no event has occurred or not occurred through the Company's action or inaction or, to the knowledge of the Company, through the action or inaction of any third parties, which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of any Contract (other than License Agreements and Library Agreements which are covered by Section 3.17(o)) to which the Company or any of its Subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound, except for violations, breaches or defaults that, individually or in the aggregate, would not have a material adverse effect on the Company.

          Section 3.21 Board Consent and Recommendation. Each of the Board and the Special Committee has (a) determined that the Merger and this Agreement, and the transactions contemplated hereby are advisable and fair to and in the best interests of the Company and its stockholders, (b) approved the Merger and this Agreement and the transactions contemplated hereby to which the Company is a party, and (c) resolved to recommend that the stockholders of the Company approve the Merger and this Agreement and the transactions contemplated hereby to which the Company is a party.

          Section 3.22 [Omitted]

          Section 3.23 Related Party Transactions. Except as set forth in
Section 3.23 of the Disclosure Schedules or in the Company's SEC Reports filed prior to the date of this Agreement, no (a) beneficial owner of 5% or more of the Company's outstanding capital stock, nor (b) officer or director of the Company or (c) any Person (other than the Company) in which any such beneficial owner, officer or director owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such Persons) (collectively, "Related Parties") has entered into any transactions with the Company or its Subsidiaries that are required to be disclosed in or will be required to be disclosed in, any Company SEC Reports. Copies of all agreements relating to such transactions have been provided to, or made available to Parent.

          Section 3.24 Vote Required. The affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of the Class A Common Stock and Common Stock entitled to vote thereon (voting together as a single class) (the "Requisite Vote") is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the Merger and this Agreement and the transactions contemplated hereby to which the Company is a party.

          Section 3.25 Employment Matters

               (a) Except as set forth on Section 3.25 of the Disclosure Schedules, (i) neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any Subsidiary, (ii) none of the employees of the Company or any Subsidiary are represented by any labor organization and there are no organizational campaigns, demands or proceedings pending or, to the knowledge of the Company, threatened by any labor organization or group of employees seeking recognition or certification as collective bargaining representatives of any group of employees of the Company or any Subsidiary, (iii) to the knowledge of the Company, there are no union claims to represent the employees of the Company or any Subsidiary, (iv) there are no strikes, slowdowns, work stoppages, lockouts or material labor disputes pending, or, to the knowledge of the Company, threatened against or affecting the Company, and there has not been any such action during the past five years.

               (b) Each of the Company and its Subsidiaries is and has at all times during at least the last twelve months, been in material compliance with all applicable laws, regulations, and ordinances respecting immigration, employment and employment practices, and the terms and conditions of employment, including without limitation, employment standards, equal employment opportunity, family and medical leave, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation, except where such material non-compliance would not, reasonably be expected to have a material adverse effect on the Company. There are no employment contracts or severance agreements with any employees of the Company or any Subsidiary and no written personnel policies, rules or procedures applicable to employees of the Company or any Subsidiary, other than those set forth on Section 3.25 of the Disclosure Schedules, true and complete copies of which have heretofore been made available to Parent and Merger Sub. Except as set forth on Section 3.25 of the Disclosure Schedules, to the knowledge of the Company, there are (i) no complaints, controversies, charges, investigations, lawsuits or other proceedings relating to the Company or any Subsidiary pending or threatened in any court or with any agency responsible for the enforcement of Federal, state, local or foreign labor or employment laws regarding breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other illegal, discriminatory, wrongful or tortious conduct in connection with the employment relationship, the terms and conditions of employment, or applications for employment with the Company or any Subsidiary except where such complaint, controversy, charge, investigation, lawsuit, or other proceeding would not reasonably be expected to have a material adverse effect on the Company or on the consummation of the transactions contemplated hereby, and (ii) no Federal, state, local or foreign agency responsible for the enforcement of immigration, labor, worker health and safety, or employment laws intends to conduct or is conducting an investigation with respect to or relating to the Company or any Subsidiary, except where such investigation would not, reasonably be expected to have a material adverse effect on the Company or on the consummation of the transactions contemplated hereby.

               (c) Except as set forth on Section 3.25 of the Disclosure Schedules, since January 1, 1997, neither the Company nor any of its Subsidiaries has effectuated (i) a "plant closing" as defined in the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act") affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries, or
(ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its Subsidiaries; nor has the Company nor any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law.

          Section 3.26 [Omitted].

          Section 3.27 Opinion of Financial Advisor. The Board has received a written opinion of Allen & Company Incorporated, dated as of the date of the meeting of the Board approving this Agreement, to the effect that, as of the date of such written opinion, the consideration to be received as a result of the Merger by the holders of Common Stock, other than the Principal Stockholders, is fair, from a financial point of view, to such stockholders. In addition, the Board has received a written opinion of Ladenburg, Thalmann & Co., Inc., dated as of the date hereof, to the effect that, as of the date of such written opinion, the consideration to be received as a result of the Merger by the holders of Common Stock, other than the Principal Stockholders, is fair, from a financial point of view, to such stockholders.

          Section 3.28 [Omitted].

          Section 3.29 NASDAQ Qualification. All outstanding shares of the Common Stock are designated as qualified for trading on the NASDAQ National Market of the NASDAQ Stock Market operated by the NASDAQ Stock Market Inc.

          Section 3.30 Memorabilia. Section 3.30 of the Disclosure Schedules sets forth a list of memorabilia owned by the Company or its Subsidiaries, and any memorabilia not set forth on Section 3.30 of the Disclosure Schedules shall be deemed to be owned by Richard W. Clark, individually, or Enterprises. For the avoidance of doubt, the corporate records or production documents of the Company and its Subsidiaries shall not be considered "memorabilia" and shall be owned by the Company or its Subsidiaries. Subject to the terms of the Employment Agreement and the Non-Competition Agreement, all memorabilia not owned by the Company which is currently located in the Company's or its Subsidiaries' restaurants shall remain on loan to the Company and its Subsidiaries, free of charge, so long as the Company or its Subsidiaries continue to operate the restaurants.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                  PARENT, MERGER SUB AND CAPITAL COMMUNICATIONS

          Except as set forth in the corresponding numbered sections of the disclosure schedules delivered by Parent, Merger Sub and Capital Communications to the Company concurrently with the execution of this Agreement or referenced in the particular section of this Article IV to which exception is being taken, Parent, Merger Sub and Capital Communications jointly and severally each represents and warrants to the Company as follows:

          Section 4.1 Organization, Standing and Corporate Power. Each of Parent, Merger Sub and Capital Communications is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware or the Province of Quebec, Canada, as the case may be. Each of Parent and Capital Communications has the requisite corporate power and authority to carry on its business as now being conducted. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

          Section 4.2 Authority; Noncontravention

               (a) Each of Parent, Merger Sub and Capital Communications has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent, Merger Sub and Capital Communications and the consummation by each of Parent, Merger Sub and Capital Communications of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Parent, Merger Sub and Capital Communications, respectively, and by Parent as the sole stockholder of Merger Sub. This Agreement has been duly executed and delivered and, assuming this Agreement constitutes the valid and binding obligation of the other parties hereto, constitutes valid and binding obligations of each of Parent, Merger Sub and Capital Communications, enforceable against each of Parent, Merger Sub and Capital Communications, as the case may be, in accordance with its terms.

               (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by Parent, Merger Sub or Capital Communications in connection with the execution and delivery of this Agreement by Parent, Merger Sub and Capital Communications or the consummation by Parent, Merger Sub and Capital Communications of any of the transactions contemplated hereby and thereby, except (A) for the filing of a pre-merger notification and report form by Parent, Merger Sub and Capital Communications under the HSR Act, (B) applicable requirements under the Exchange Act (C) for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent, Merger Sub or Capital Communications is qualified to do business and (D) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not reasonably be expected to impair, in any material respect, the ability of Parent, Merger Sub or Capital Communications to perform their respective obligations under or prevent or significantly delay the consummation of the transactions contemplated by this Agreement.

          Section 4.3 Financing. Capital Communications has and will provide sufficient funds to enable Parent and Merger Sub to perform any and all of the respective obligations (including, without limitation, any and all financial obligations) of the Parent and/or the Merger Sub under this Agreement and in connection with the transactions contemplated hereby, including, without limitation, the payment of the Merger Consideration as provided for in this Agreement until the total Merger Consideration has been paid to the Paying Agent pursuant to Section 2.10(a) after which time this representation and warranty shall cease to have any force or effect.

          Section 4.4 Information Supplied. None of the information supplied or to be supplied in writing by Parent, Merger Sub, Capital Communications or any of their respective affiliates specifically for inclusion in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders or the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, each of Parent, Merger Sub and Capital Communications makes no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained in or incorporated by reference in any of the foregoing documents.

          Section 4.5 Balance Sheet. Capital Communications has previously provided to the Company an audited balance sheet for the year ended December 31, 2000, and such balance sheet fairly presents, in all material respects, the financial position of Capital Communications at December 31, 2000. Since December 31, 2000 there has been no adverse change in the financial condition of Capital Communications which could adversely affect the ability of Capital Communications to perform any of its obligations under this Agreement and in connection with the transactions contemplated hereby and Capital Communications has, and will have as of the Effective Time, the liquidity to perform all of its obligations under this Agreement and in connection with the transactions contemplated hereby, as such obligations become due or are otherwise to be performed.

          Section 4.6 Ownership of Shares. Each of Parent and Merger Sub does not own any shares of Common Stock of the Company.

          Section 4.7 Brokers or Finders. Except for BNY Capital Markets, Inc., whose fees and expenses will be paid by the Parent in accordance with the Parent's agreement with such firm, and the fees described in Section 10.11 of the Stockholders Agreement, by and among Parent, Capital Communications and the other stockholders of Parent, the form of which is attached hereto on Section
4.7 of the disclosure schedules of Parent, Merger Sub and Capital Communications, no agent, broker, Person or firm acting on behalf of the Parent, Merger Sub or Capital Communications is, or will be, entitled to any investment banking or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby. Parent, Merger Sub and Capital Communications have provided the Company true and correct copies of all agreements by and between BNY Capital Markets, Inc. and Parent, Merger Sub and Capital Communications and such agreements will not be amended without the consent of the Company, as applicable.

                                   ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

          Section 5.1 Conduct of Business. The Company covenants and agrees that prior to the Effective Time, except (i) as expressly contemplated by this Agreement, or (ii) with the written consent of the Parent after the date hereof (which consent shall not be unreasonably withheld or delayed):

               (a) the Company shall not, and shall not permit any of its Subsidiaries, to take any actions that would cause it not to conduct its business in the ordinary course and consistent with past practices, and, except as set forth on Section 5.1(a) of the Disclosure Schedules, the Company shall use commercially reasonable efforts to preserve its business organization intact and keep available the services of its current officers and employees and maintain its existing material business relationships;

               (b) the Company shall not, and shall not permit any of its Subsidiaries, to: (i) amend its certificate of incorporation or by-laws or similar organizational documents of its Subsidiaries except as may be required by applicable law, (ii) issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of its Capital Stock, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its Capital Stock other than shares reserved for issuance on the date of this Agreement pursuant to the exercise of Company Stock Options outstanding on the date of this Agreement, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to any shares of any class or series of its Capital Stock other than dividends and distributions by any direct or indirect wholly owned Subsidiary of the Company to its parent,
(iv) split, combine or reclassify any shares of any class or series of its stock or (v) redeem, purchase or otherwise acquire, directly or indirectly, any shares of any class or series of its Capital Stock (other than in connection with the exercise of Company Stock Options outstanding as of the date of this Agreement), or any instrument or security which consists of or includes a right to acquire such shares;

               (c) the Company shall not and shall not permit any of its Subsidiaries to: (i) modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice or (ii) prepay liabilities outside the ordinary course of business consistent with past practice;

               (d) except as set forth on Section 5.1(d) of the Disclosure Schedules, the Company shall not and shall not permit any of its Subsidiaries to enter into any commitments to produce projects (including, without limitation, TV shows, TV movies or syndicated shows) for which the production budget will exceed the licensing fee or third party financing by more than $250,000 for any single expenditure or $500,000 in the aggregate.

               (e) the Company shall not and shall not permit any of its Subsidiaries to: (i) other than in the ordinary course of business, consistent with past practice, (x) incur or modify any Indebtedness for borrowed money, or
(y) incur or assume any other material Indebtedness; (ii) subject to Section 5.1(e) of the Disclosure Schedules, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except in the ordinary course of business and consistent with past practice; (iii) subject to Section 5.1(e) of the Disclosure Schedules, make any loans, advances or capital contributions to, or investments in, any other Person except in the ordinary course of business and consistent with past practices; or (iv) subject to Section 5.1(e) of the Disclosure Schedules, enter into any material commitment or transaction including any capital expenditure or purchase, sale or lease of assets or real estate, except in the ordinary course of business and consistent with past practices, and for any sale, transfer or other disposition of assets related to the restaurant business, provided, further, that capital expenditures, purchases, sales, except the sale or other disposition of the Company's restaurants, or leases of capital assets or real property (excluding acquisitions of Intellectual Property) may not exceed $250,000 in the aggregate for the restaurant business of the Company and $250,000 in the aggregate for all other businesses of the Company;

               (f) except as permitted by Section 5.1(f) of the Disclosure Schedules the Company shall not and shall not permit any of its Subsidiaries to transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets other than in the ordinary course of business and consistent with past practice or in connection with any sale, transfer or other disposition of any of the Company's restaurants; or

               (g) except as set forth on Section 5.1(g) of the Disclosure Schedules, the Company shall not and shall not permit any of its Subsidiaries to
(i) make or offer to make any change in the compensation or benefits payable or to become payable (including acceleration of vesting or time of payment) to any of its current officers, directors, employees, agents or consultants (other than normal recurring increases in wages to employees who are not officers or directors or Affiliates in the ordinary course of business and consistent with past practice, or except for such offers or changes with respect to consultants as are in the ordinary course of business consistent with past practice) or to Persons providing management services (other than as set forth in existing agreements with persons providing management services) or in the ordinary course of business and consistent with past practices, or (ii) enter into or amend any employment, severance, consulting, termination or other agreement or employee benefit plan (other than such agreements or amendments which would not violate subparagraph (i) hereof) or (iii) make any loans to any of its officers, directors, employees, Affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise, other than advances in the ordinary course of business consistent with past practices;

               (h) except if not prohibited by Sections 5.1(d) and 5.1(e) the Company shall not and shall not permit any of its Subsidiaries to enter into any contract or transaction relating to the purchase of assets other than in the ordinary course of business and consistent with past practices;

               (i) the Company shall not and shall not permit any of its Subsidiaries to hire any permanent non-production full time new employee with a salary in excess of $75,000 per year but the Company may replace existing employees whose employment with the Company terminates prior to the Effective Time with new employees provided such new employees have positions and compensation that are generally comparable to that of the replaced employees;

               (j) the Company shall not and shall not permit any of its Subsidiaries to fail to file, on a timely basis, including allowable extensions, with appropriate Tax Authorities all Tax Returns required to be filed by or with respect to the Company and each of its Subsidiaries for taxable years or periods ending on or before the Closing Date or fail to timely pay or remit (or cause to be paid or remitted) any Taxes due in respect of such taxable years or periods;

               (k) the Company shall not and shall not permit any of its Subsidiaries to: (i) change any of the accounting methods used by it unless required by GAAP, or (ii) make any material election relating to Taxes, change any material election relating to Taxes already made, adopt any material accounting method relating to Taxes, change any material accounting method relating to Taxes unless required by GAAP or change in the Code or the regulations under the Code, enter into any closing agreement relating to Taxes, settle any claim or assessment relating to Taxes or consent to any claim or Audit relating to Taxes or any waiver of the statute of limitations for any such claim or Audit;

               (l) the Company shall not and shall not permit any of its Subsidiaries to settle any litigation, where the Company is a defendant, that requires the payment of in excess of $250,000, that is not covered by insurance; and

               (m) the Company shall not and shall not permit any of its Subsidiaries to enter into any agreement, contract, commitment, understanding or arrangement to engage in any action prohibited by this Section 5.1.

          Section 5.2 Advice of Changes. Parent, Merger Sub, Capital Communications and the Company shall promptly advise the other party orally and in writing of:

               (a) Any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect;

               (b) The failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement;

               (c) Any change or event having, or which, to such party's knowledge could reasonably be expected to constitute, a material adverse effect or could reasonably be expected to delay or impede the ability of such party to consummate the transactions contemplated by this Agreement or to fulfill its obligations set forth herein;

               (d) Any written notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger;

               (e) Any material written notice or other material communication from any Governmental Entity in connection with the Merger as well as such other information or documentation from any Governmental Entity as may be reasonably requested in writing from time to time by Parent, Merger Sub, Capital Communications or the Company;

               (f) Any action, suit, claim, investigation or proceeding commenced or threatened in writing against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent, Merger Sub or Capital Communications that relate to the consummation of the Merger; or

               (g) Any offer to purchase assets relating to the Company's restaurant operations which is being seriously considered by the Company.

provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties set forth in this Agreement. Additionally, the Company shall furnish to Parent, as promptly as practicable following Parent's request therefor, all information reasonably necessary for Parent accurately to determine (i) what amounts, if any, payable under any of the Plans or any other contract, agreement, or arrangement as a result of which the Company or any of its Subsidiaries may have any liability for Federal taxes (including the inability to deduct such amounts) by virtue of section 162(m) or section 280G of the Code, or (ii) whether the Company or any of its Subsidiaries has entered into any contract, agreement or arrangement that would result in the disallowance of any tax deductions pursuant to section 280G of the Code.

          Section 5.3 No Solicitation of Offers; Notice of Proposals from
Others

               (a) Neither the Company nor any of its Subsidiaries shall (and the Company shall cause the officers, directors, employees, representatives and agents of the Company and each of its Subsidiaries, including investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate (including by way of furnishing or disclosing non-public information) or knowingly take any action designed to facilitate any discussions, inquiries, negotiations or the making of any proposals with respect to or concerning any merger, consolidation, share acquisition, asset purchase, share exchange, business combination, tender offer, exchange offer or similar transaction involving the acquisition of all or a substantial portion of the assets of the Company and its Subsidiaries, taken as a whole, or a significant equity interest in (including by way of tender offer), or a recapitalization or restructuring of, the Company (any of those proposed transactions being an "Acquisition Proposal"). Nothing contained in this Section
5.3 or any other provision of this Agreement shall prohibit the Company or the

Board from (i) taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party not solicited, encouraged, discussed, continued or failed to be ceased or terminated in contravention of this Agreement pursuant to Rules 14d-9 and 14e-2 under the Exchange Act, or (ii) making such disclosure to the Company's stockholders as, in the good faith judgment of the Board, pursuant to advice from outside counsel, is reasonably expected to be required under applicable law, provided that the Company may not, except as permitted by Section 8.3, withdraw or modify its position with respect to the Merger or approve or recommend any Acquisition Proposal, or enter into any agreement with respect to any Acquisition Proposal. Upon execution of this Agreement, the Company will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, prior to the Effective Time, the Company may furnish information (including non-public information) to any Person pursuant to appropriate confidentiality agreements (which shall permit the disclosure contemplated by this Section 5.3(a)), and may negotiate and participate in discussions and negotiations with such Person concerning an Acquisition Proposal if:

               (A) such entity or group has, on an unsolicited basis, submitted a bona fide written proposal to the Board relating to any such transaction which the Board determines in good faith, consistent with advice of an independent investment banker, (i) is reasonably capable of being funded on the disclosed terms and (ii) is reasonably likely to be consummated in accordance with its terms; and

               (B) in the opinion of the Special Committee such action is reasonably expected to be required in order to discharge the Board's fiduciary duties to the Company's stockholders under applicable law, determined only after the Special Committee concludes in good faith that the Acquisition Proposal could reasonably be expected to constitute a proposal that is superior, from a financial point of view with respect to the stockholders of the Company, excluding the Principal Stockholders, to the Merger (a "Superior Proposal").

The Company will promptly notify the Parent of (i) the existence of any Acquisition Proposal received by the Company or its agents or representatives, the terms and conditions of such Acquisition Proposal and the identity of the Person making such Acquisition Proposal, or (ii) any inquiry received by the Company or any of its agents or representatives, in each case, with respect to an Acquisition Proposal, and the Company will promptly communicate to the Parent any material changes in the terms and conditions of any such Acquisition Proposal which it or any of its representatives may receive. The Company will promptly provide to the Parent any non-public information concerning the Company provided to any other party which was not previously provided to the Parent.

               (b) Except as set forth below in this Section 5.3(b), neither the Board nor any committee thereof shall (i) withdraw or modify the approval or recommendation by such Board or any such committee of this Agreement or the Merger, (ii) approve or recommend any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding anything set forth in this

Agreement, prior to the Effective Time, the Board may, at any time, withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend a Superior Proposal, or enter into an agreement with respect to a Superior Proposal, in each case at any time after the fourth Business Day following the Parent's receipt of written notice from the Company advising the Parent that the Board has received a Superior Proposal which it intends to accept, specifying the terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal.

          Section 5.4 Third Party Standstill Agreements. During the period from the date of this Agreement until the Effective Time or earlier termination of this Agreement, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party (other than any involving Parent or its Subsidiaries). During such period, the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

          Section 5.5 Certain Litigation. The Company agrees that, prior to the termination of this Agreement pursuant to Article VIII, it shall not settle any litigation commenced after the date of this Agreement against the Company or any of its directors by any stockholder of the Company relating to the Merger, this Agreement, the Voting Agreement or the other transactions contemplated hereby or thereby, without the prior written consent of Parent, which consent shall not be unreasonably withheld. In addition, prior to the termination of this Agreement pursuant to Article VIII, but subject to the provisions of Section 5.3 hereto, the Company shall not voluntarily cooperate with any Third Party that may hereafter seek to restrain or prohibit or otherwise oppose the Merger and shall cooperate with Parent to resist any such effort to restrain or prohibit or otherwise oppose the Merger and the other transactions contemplated by this Agreement, provided, however, voluntary cooperation shall not include the Company acting in a derivative capacity without the support of the Board of Directors.

          Section 5.6 Assignment of Company Intellectual Property. Prior to the Closing Date, the Company shall cause all Company Intellectual Property set forth on Section 3.17(b)(i) of the Disclosure Schedules that is solely owned to be effectively transferred to the Company or a Subsidiary, and the Company shall record any such transfers in all applicable US intellectual property registries.

          Section 5.7 Trademark License. Upon Closing, the parties shall enter into a trademark license agreement that grants the Company and its Subsidiaries a non-exclusive, royalty-free right and license to use the Trademarks AMERICA'S OLDEST LIVING TEENAGER and I LIKE THE BEAT in connection with the sale of clothing and other designated souvenir paraphernalia at the Company's or its Subsidiaries' restaurants in the United States for so long as the Company or its Subsidiaries continue to operate the restaurants. Such license shall contain customary terms and conditions for licenses of this nature.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

          Section 6.1 Stockholders Meeting; Proxy Statement; Provided
Information

               (a) If required by the Certificate of Incorporation and/or applicable law in order to consummate the Merger, the Company shall take all action necessary in accordance with the DGCL and its Certificate of Incorporation and By-Laws duly to call, give notice of, convene and hold a meeting of the Company's stockholders (the "Special Meeting") as promptly as practicable for the purpose of considering and taking action upon this Agreement and the Merger. Notwithstanding the foregoing, if prior to the scheduled date of the Special Meeting the Special Committee determines that it has received an Acquisition Proposal that constitutes a Superior Proposal, then the Company may postpone the Special Meeting for up to twelve (12) business days. At the Special Meeting, all of the Capital Stock then owned by Parent, Merger Sub or any other Subsidiary of Parent shall be voted in favor of adoption of this Agreement and to approve the Merger (subject to applicable law).

               (b) Notwithstanding Section 6.1(a), in the event that Parent, Merger Sub or any other Subsidiary of Parent shall have acquired at least 90% (in the aggregate) of the outstanding shares of Capital Stock, the parties hereto agree to take all necessary or appropriate action to cause the Merger to become effective as soon as practicable after the acquisition of 90% of the shares of Capital Stock of the Company without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

               (c) If required under applicable law, the Company shall as promptly as practicable prepare and file with the SEC a preliminary proxy or information statement and a Schedule 13E-3 relating to the Merger and the other transactions contemplated by this Agreement and obtain and furnish the information required to be included by the SEC in the Proxy Statement and, after consultation with Parent, respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and the Schedule 13E-3, and cause a definitive proxy or information statement, including any amendments or supplements thereto (the "Proxy Statement") to be mailed to its stockholders at the earliest practicable date, provided that no amendments or supplements to the Proxy Statement and the Schedule 13E-3 will be made by the Company without consultation with Parent and its counsel. Capital Communications, Parent and Merger Sub shall provide all information relating to them required to be included in the Proxy Statement and the Schedule 13E-3, and Capital Communications, Parent, Merger Sub and the Company shall cooperate with each other in the preparation of the Proxy Statement and the Schedule 13E-3, and the Company shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and the Schedule 13E-3 and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide a copy of such comments or requests to Parent within three (3) Business Days after receipt, and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the Company and the SEC. The Company shall give Parent and its counsel the opportunity to review and comment on any proposed responses to comments, which review shall be concluded as promptly as possible, but in no event more than three (3) Business Days after the receipt of the Company's proposed responses to comments or other correspondence to the SEC. If at any time after the date the Proxy Statement is mailed to stockholders and prior to the Special Meeting any information relating to the Company, Parent or Merger Sub, or any of their respective Affiliates, officers or directors, is discovered by the Company, Parent or Merger Sub which is required to be set forth in an amendment or supplement to the Proxy Statement or the Schedule 13E-3 so that the Proxy Statement or the Schedule 13E-3 will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and to the extent required by applicable law, disseminated to the stockholders. As promptly as practicable after the Proxy Statement and Schedule 13E-3 have been cleared by the SEC (or sooner if permitted by applicable rule or regulation), the Company shall mail the Proxy Statement to the stockholders of the Company. Except as expressly permitted pursuant to Section 5.3, the Proxy Statement shall include the recommendation of the Board in favor of the Merger and this Agreement.

               (d) As promptly as practicable, each party hereto shall prepare and file any other filings required under the Exchange Act, the Securities Act or any other applicable laws relating to the Merger and the transactions contemplated by this Agreement.

               (e) The Company covenants that, except for information supplied by Capital Communications, Parent and Merger Sub, all information in (a) the
Schedule 13E-3; and (b) the Proxy Statement will not, in the case of the
Schedule 13E-3, as of the date thereof, of each amendment or supplement thereto and as of the Effective Time, and in the case of the Proxy Statement, either at the date mailed to the Company's stockholders or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company covenants that each of the Proxy Statement and the
Schedule 13E-3, as to information supplied by the Company, will comply in all material respects with all applicable provisions of the Exchange Act.

               (f) Capital Communications, Parent and Merger Sub covenant that the information supplied or to be supplied in writing by Capital Communications, Parent and Merger Sub for inclusion in the Schedule 13E-3, and in the Proxy Statement, as of the respective dates thereof, of each amendment or supplement thereto and as of the Effective Time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Capital Communications, Parent and Merger Sub covenant that the Schedule 13E-3, as to information supplied in writing by Capital Communications, the Parent and Merger Sub, will comply in all material respects with all applicable provisions of the Exchange Act.

          Section 6.2 Access to Information; Confidentiality. The Company shall afford to Parent, and to its officers, employees, accountants, counsel, financial advisers and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all the properties, books, contracts, commitments and records of the Company and its Subsidiaries and, during such period, the Company shall furnish promptly to Parent (a) a copy of each additional report, schedule, registration statement and other document filed by it or its Subsidiaries during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its or its Subsidiaries' business, properties and personnel as Parent may reasonably request. Except as otherwise agreed to by the Company, notwithstanding termination of this Agreement, each of Capital Communications, Parent and Merger Sub will keep, and will cause their respective officers, employees, accountants, counsel, financial advisers and other representatives and Affiliates to keep, all Confidential Information (as defined below) confidential and not to disclose any Confidential Information to any Person other than Capital Communications, Parent, Merger Sub or their respective directors, officers, employees, Affiliates, representatives or agents, and then only on a confidential basis; provided, however, that Capital Communications, Parent and Merger Sub may disclose Confidential Information (i) as required by applicable law, rule, regulation or judicial process, (ii) to its attorneys, accountants, financial advisors, lenders, placement agents and underwriters on a confidential basis, and (iii) as required by any Governmental Entity; provided, however, that Capital Communications, Parent and Merger Sub will cooperate with the Company so that the Company may seek a protective order or other appropriate remedy. For purposes of this Agreement, "Confidential Information" shall include all information about the Company which has been furnished by the Company to Parent; provided, however, that Confidential Information does not include information which (A) is or becomes generally available to the public other than as a result of a disclosure by Parent, its attorneys, accountants or financial advisors not permitted by this Agreement, (B) was available to Parent on a non-confidential basis prior to its disclosure to Parent by the Company or (C) becomes available to Parent on a non-confidential basis from a Person other than the Company who, to the knowledge of Parent, is not otherwise bound by a confidentiality agreement with the Company or is not otherwise prohibited from transmitting the relevant information to Parent. In the event of termination of this Agreement for any reason, Capital Communications, Parent and Merger Sub shall promptly destroy all Confidential Information without retaining any copy thereof, and each of Capital Communications, Parent and Merger Sub will, and will cause their respective attorneys, accountants and financial advisors to, promptly destroy all copies of any analyses, compilations, studies or other documents, records or data prepared by Capital Communications, Parent or Merger Sub, as the case may be, which contain or otherwise reflect or are generated from the Confidential Information, and a duly authorized officer of each of Capital Communications, Parent and Merger Sub will certify in writing to the Company that it has destroyed all the Confidential Information in its possession and each of Capital Communications, Parent and Merger Sub will request written confirmation from each of their respective attorneys, accountants and financial advisors that they have destroyed all the Confidential in their possession, and Capital

Communications, Parent and Merger Sub will forward a copy of each such written confirmation to the Company.

          Section 6.3 Reasonable Efforts; Notification

               (a)Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken (including through its officers and directors and other appropriate personnel), all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (a) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain Permits or waivers from, or to avoid an action or proceeding by, any Governmental Entity, (b) the seeking of all necessary consents, approvals or waivers from third parties, (c) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the transactions contemplated herein, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (d) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

               (b) In connection with and without limiting the foregoing, the Company and its Board shall (including through its officers and directors and other appropriate personnel) (i) take all reasonable action necessary to ensure that no U.S. state takeover, business combination, control share, fair price or fair value statute or similar statute or regulation is or becomes applicable to the Merger or any of the other transactions contemplated hereby, other than
Section 203 of the DGCL or (ii) if any U.S. state takeover, business combination, control share, fair price or fair value statute or similar statute or regulation becomes applicable to the Merger or any other transaction contemplated hereby, take all reasonable action to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated hereby, except if doing so would result in a material adverse effect to the Company.

               (c) The Company, Capital Communications, Parent and Merger Sub shall keep the other reasonably apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by the Company, Capital Communications, Parent and Merger Sub, as the case may be, or any of their respective Subsidiaries, from any third party and/or any Governmental Entity with respect to the transactions contemplated by this Agreement; provided that this Section 6.3(c) shall not be applicable to any Acquisition Proposal which shall be subject to Section 5.3 hereof.

          Section 6.4 Indemnification and Insurance

               (a) Parent and Merger Sub agree that (i) the articles of incorporation or the bylaws of the Surviving Corporation and its Subsidiaries immediately after the Effective Time shall contain provisions with respect to indemnification and exculpation from liability that are at least as favorable to the beneficiaries of such provisions as those provisions that are set forth in the certificate of incorporation and bylaws of the Company and its Subsidiaries, respectively, on the date of this Agreement and to the fullest extent permitted by applicable law, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years following the Effective Time in any manner that would adversely affect the rights thereunder of persons who on or prior to the Effective Time were directors, officers, employees or agents of the Company or any of its Subsidiaries (collectively, the "Indemnified Parties"), unless the Surviving Corporation receives a written opinion of counsel, upon which the Indemnified Parties shall have a right to rely and which shall be delivered to them, that such modification is required by applicable law; provided, however, in the event such modification alters, modifies or changes the substance of such indemnification, the parties shall take all steps reasonably necessary to alter, modify or change the terms hereof to provide substantially similar benefits as shall be permitted by applicable law, and (ii) all rights to indemnification as provided in any indemnification agreements with any current or former directors, officers, employees or agents of the Company or any of the its Subsidiaries as in effect as of the date hereof with respect to matters occurring at or prior to the Effective Time shall survive the Merger and thereafter terminate as provided in such agreements.

               (b) For a period of six (6) years after the Effective Time, the Surviving Corporation shall maintain officers' and directors' liability insurance and fiduciary liability insurance covering the Indemnified Parties (whether or not they are entitled to indemnification) or fiduciary liability insurance policies on terms no less advantageous to such indemnified parties than such existing insurance. The provisions of the immediately preceding sentence shall be satisfied by the purchase and full prepayment of policies that have been obtained by the Company and fully paid for by the Company prior to Closing which policies provide such Indemnified Parties with coverage for an aggregate period of six (6) years after the Effective Time with respect to claims arising from facts or events that occurred on or before the Effective Time.

               (c) The Surviving Corporation shall advance to the Indemnified Parties amounts needed to pay all reasonable expenses, including, without limitation, attorneys' fees and disbursements and costs of investigation, that may be incurred by any Indemnified Parties in enforcing the indemnity and other provisions provided for in this Section 6.4 to the fullest extent permitted by applicable law provided, however, the Indemnified Parties shall reimburse the Surviving Corporation in accordance with, and if required by, their respective indemnification agreements between the Company and such Indemnified Parties.

               (d) In the event the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person as a condition precedent to any such transaction, all necessary provisions shall be made so that the successors and assigns of the Surviving Corporation fully assumes all of the obligations set forth in this Section 6.4.

               (e) This Section 6.4, which shall survive the consummation of the Merger at the Effective Time and shall continue for the periods specified herein, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties (and the heirs, successors and representatives of the Indemnified Parties), and shall be binding on all successors and assigns of Parent and the Surviving Corporation and shall be enforceable by each Indemnified Party and their heirs, representatives, and any Person or entity referenced in this Section 6.4 or indemnified hereunder, each of whom may enforce the provisions of this Section 6.4 (whether or not parties to this Agreement). Without limiting the foregoing, the heirs, successors and representatives of the Indemnified Parties shall be entitled to the benefits of
Section 6.4(b).

          Section 6.5 Expenses. Except as set forth in this Section 6.5 and
Section 8.2, all fees and expenses incurred in connection with the transactions contemplated by this Agreement, including, without limitation, the fees and disbursements of counsel, financial advisors, accountants and consultants, shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Parent and the Company shall bear and pay one-half of the costs and expenses solely arising out of the Merger (other than the fees and expenses of each party's attorneys and accountants which shall be paid by the party incurring such expenses) incurred by Parent, Merger Sub, Capital Communications or the Company in connection with (i) the filings of the premerger notification and report forms under the HSR Act (including filing fees); and (ii) the filing of the Proxy Statement (including SEC filing fees).

          Section 6.6 Public Announcement. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement or any related agreements and shall not issue any such press release or make any such public statement prior to such consultation and review by the other party of such release or statement, except as may be required by applicable laws and regulations, court process or by obligations pursuant to any listing agreement with a national securities exchange or pursuant to applicable law or regulation.

          Section 6.7 Transfer Taxes. Subject to Section 2.10(b), all liability for any transfer or other similar taxes in connection with the consummation of any transaction contemplated by this Agreement shall be borne by the Surviving Corporation.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

          Section 7.1 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

               (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct on the date hereof and at and as of the Closing Date (except for those representations and warranties which address matters only as of a particular date which need only be true and accurate as of such date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have a material adverse effect on the Company.

               (b) Covenants. The Company shall have performed in all material respects any material obligation required to be performed by it under this Agreement at or prior to the Closing Date.

               (c) Consents. Other than filing the Certificate of Merger in accordance with the DGCL and filings required under the HSR Act, any authorization, consent or approval of (i) any Governmental Entities required to be obtained prior to consummation of the Merger shall have been obtained and
(ii) the third parties listed in Sections 3.4(a) and 3.4(b) of the Disclosure Schedules with respect to which consent is indicated on such Schedule to be required to be obtained, shall have been obtained or made, free of any material condition, prior to the Closing Date.

               (d) Litigation. There are no actions, claims, suits or proceedings pending against the Company challenging the Merger, this Agreement or the transactions contemplated hereby, or seeking damages therefrom, which would reasonably be expected to have a material adverse effect on the Company or any of the transactions contemplated by this Agreement.

               (e) Voting Agreement and Non-Competition Agreement. The Voting Agreement and the Non-Competition Agreement shall have been duly executed and delivered, Richard W. Clark shall have performed all of his obligations under such agreements required to be performed by him on or prior to the Closing and none of the Principal Stockholders shall be in breach of the Voting Agreement and Richard W. Clark shall not be in breach of the Non-Competition Agreement.

               (f) Officers' Certificates. Each of Richard W. Clark, Francis La Maina and William S. Simon shall have delivered to Parent and Merger Sub a duly executed officer's certificate in the form attached as Section 7.1(f) of the Disclosure Schedules.

               (g) Tax Withholding Forms and Certificates. Parent shall have received a statement (in form and substance reasonably satisfactory to Parent) that satisfies Parent's obligations under Treasury Regulation Section 1.1445-2(b)(2) in order to relieve Parent of any obligation to withhold any portion of the payments pursuant to this Agreement to any of the Principal Stockholders, or any other stockholder of the Company.

          Section 7.2 Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

               (a) Representations and Warranties. The representations and warranties of Capital Communications, Parent and Merger Sub set forth in this Agreement (disregarding all qualifications as to materiality or material adverse effect set forth in such representations and warranties) shall be true and correct on the date hereof and at and as of the Closing Date (except for those representations and warranties that address matters only as of a particular date which need only be true and accurate as of such date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have a material adverse effect on Capital Communications, Parent or Merger Sub.

               (b) Covenants. Each of Capital Communications, Parent and Merger Sub shall have performed in all material respects any material obligation required to be performed by it under this Agreement at or prior to the Closing Date.

          Section 7.3 Conditions to Each Party's Obligation To Effect the Merger Prior to the Closing Date. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

               (a) Stockholder Approval. Either (i) the Company shall have obtained the Requisite Vote to approve this Agreement and the transactions contemplated hereby to be performed by the Company in accordance with applicable law and the Certificate of Incorporation of the Company, or (ii) the Merger can be consummated without a meeting of stockholders in accordance with Section 253 of the DGCL.

               (b) No Injunctions or Restraints. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the Merger or the transactions contemplated hereby shall be in effect; provided, in the case of a decree, injunction or other order, each of the parties shall have used their best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any decree, injunction or other order that may be entered.

               (c) HSR Act. Any waiting period (and any extension thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or shall have been terminated.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

          Section 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:

               (a) by mutual written consent of Parent and the Company;

               (b) by either Parent or the Company if (i) the Merger has not been consummated on or before July 31, 2002 (the "Outside Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of the failure of the Merger to have been consummated; (ii) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated hereby; or (iii) an order, decree, ruling or injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 8.1(b)(iii) shall have used its reasonable best efforts to remove such order, decree, ruling or injunction and shall not be in violation of Section 6.3; or (iv) if the other party is in material breach of its representations or warranties or fails to perform in any material respect its covenants or other agreements hereunder to the extent required to have been performed at such time, which breach or failure to perform is incapable of being cured by the party so breaching or failing to perform prior to the Outside Date or, if capable of being cured by such date, has not been cured within 30 days after the terminating party gives written notice of such breach to the other party; provided, further, the Outside Date shall automatically be extended by the number of days that the Special Meeting is postponed pursuant to Section 6.1(a);

               (c) by the Company, if the Board, after consultation with and based upon the advice of outside legal counsel and its financial advisors, after giving effect to all modifications to the Merger Consideration and all other relevant terms and conditions, which may be proposed in writing by Parent, shall have determined in good faith that an agreement in connection with a Superior Proposal should be approved and entered into because consummating the transactions contemplated by this Agreement would not result in a transaction which is more favorable to its stockholders (other than the Principal Stockholders) from a financial point of view, than the transaction contemplated by the Superior Proposal; provided, however, that this Agreement may not be terminated pursuant to this Section 8.1(c) unless (i) the Company shall have provided Parent with at least four (4) Business Days advance notice required under Section 5.3(b), and (ii) concurrent with the termination, the Company pays Parent the fee required by Section 8.2(b) hereof.

          Section 8.2 Effect of Termination

               (a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or the Company, other than the provisions of Sections 6.2 and 6.5, this Section 8.2 and Article IX and there shall be no other liability on the part of Parent, Merger Sub or the Company or their respective officers or directors except liability arising out of a material breach of this Agreement.

               (b) In the event of termination of this Agreement by the Company pursuant to Section 8.1(c), the Company shall concurrently with such termination pay Parent a fee equal to either (i) $4,250,000 (four million two hundred and fifty thousand dollars), or (ii) if such Superior Proposal provides for the payment of consideration to the Principal Stockholders in excess of $13.00 per share of Capital Stock, $4,085,000 (four million eighty-five thousand dollars), ((i) or (ii) as applicable, the "Termination Fee"), payable by wire transfer of immediately available funds, the receipt of which by Parent, shall be a condition to the effectiveness of such termination provided, however, no Termination Fee shall be payable if Capital Communications, Parent or Merger Sub is in material breach of its representations and warranties or fails to perform in any material respect its covenants or other agreements hereunder to the extent required to be performed at such time. The Company acknowledges that the agreements contained in this Section 8.2(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to pay the amount due pursuant to this Section 8.2(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the Termination Fee, the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit. The payment of the Termination Fee shall be paid together with the payment of interest on the amount of the Termination Fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

               (c) In the event of termination of this Agreement by the Company pursuant to Section 8.1(a), (b) or (c), Capital Communications, the Parent, Merger Sub and any Affiliate thereof shall be prohibited for two (2) years from the date of termination from initiating or participating in any way in a hostile tender offer for the Capital Stock of the Company.

          Section 8.3 Amendment. This Agreement may be amended by the mutual agreement of the parties at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; provided, that after any such approval, there shall not be made any amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          Section 8.4 Extension; Waiver. At any time prior to the Effective Time, the parties may, but are not obligated to (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX

                               GENERAL PROVISIONS

          Section 9.1 Nonsurvival of Representations. None of the representations and warranties in this Agreement shall survive the Effective Time (except for the representation and warranty contained in Section 4.3, which shall survive until the Merger Consideration has been paid to the Paying Agent pursuant to Section 2.10(a)) and shall not be deemed waived or otherwise affected by any investigation made by any party. This Section 9.1 shall not limit or affect any covenant or agreement of the parties which by its terms provides for performance after the Effective Time.

          Section 9.2 Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement, or in connection with the transactions contemplated hereby and thereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (a) if personally delivered, on the Business Day of such delivery (as evidenced by the receipt of the personal delivery service); (b) if mailed by certified or registered mail return receipt requested, four (4) Business Days after the aforesaid mailing; (c) if delivered by overnight courier (with all charges having been prepaid), on the second Business Day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing); or (d) if delivered by facsimile transmission, on the Business Day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 9.2), or the refusal to accept same, the notice shall be deemed received on the Business Day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

                                  If to the Merger Sub or Parent:

                                  Allen Shapiro
                                  Jules Haimovitz
                                  CDP Investco, Inc.
                                  9200 Sunset Blvd.
                                  Los Angeles, CA  90064
                                  Tel:  (310) 786-4940
                                  Fax:  (310) 777-2140

                                  and

                                  Robert Cote
                                  Senior Legal Counsel
                                  Capital Communications CDPQ, Inc.
                                  2001, avenue McGill College, 7e etage
                                  Montreal, Quebec H3A1G1
                                  Tel:  (514) 847-2614
                                  Fax:  (514) 281-5212

                                  with a copy of all notices and communications concurrently sent to:

                                  Jerome L. Coben, Esq.
                                  Skadden, Arps, Slate, Meagher & Flom LLP
                                  300 South Grand Avenue, Suite 3400
                                  Los Angeles, California  90071-3144
                                  Tel:   (213) 687-5010
                                  Fax:  (213) 687-5600

                                  and

                                  Sidney M. Horn, Esq.
                                  Stikeman Elliott
                                  Barristers & Solicitors
                                  40th Floor
                                  1155 Rene-Levesque Blvd. West
                                  Montreal, Quebec
                                  Tel:   (514) 397-3342
                                  Fax:  (514) 397-3416

                                  If to the Company:

                                  Francis La Maina, President
                                  dick clark productions, inc.
                                  Burbank, CA  91505
                                  Tel:  (818) 841-3003_
                                  Fax:  (818) 954-8609
                                  with a copy of all notices and communications concurrently sent to:

                                  Martin Eric Weisberg, Esq.
                                  Jenkens & Gilchrist Parker Chapin LLP
                                  The Chrysler Building
                                  405 Lexington Avenue
                                  New York, NY  10174
                                  Tel:   (212) 704-6050
                                  Fax:  (212) 704-6288

                                  and to:

                                  Solomon P. Friedman, Esq.
                                  Moses & Singer LLP
                                  1301 Avenue of the Americas
                                  New York, NY  10019
                                  Tel:  (212) 554-7800
                                  Fax:  (212) 554-7700

                                  If to Capital Communications:

                                  Robert Cote
                                  Senior Legal Counsel
                                  Capital Communications CDPQ, Inc.
                                  2001, avenue McGill College, 7e etage
                                  Montreal, Quebec H3A1G1
                                  Tel:  (514) 847-2614
                                  Fax:  (514) 281-5212

                                  with a copy of all notices and communications concurrently sent to:

                                  Sidney M. Horn, Esq.
                                  Stikeman Elliott
                                  Barristers & Solicitors
                                  40th Floor
                                  1155 Rene-Levesque Blvd. West
                                  Montreal, Quebec
                                  Tel:   (514) 397-3342
                                  Fax:  (514) 397-3416

or to such other address as any party may specify by notice given to the other party in accordance with this Section 9.2.

          Section 9.3 Interpretation. When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article or Section of or a Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          Section 9.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          Section 9.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement (together with the schedules hereto) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, and this Agreement is not intended to confer upon any Person other than the parties any rights or remedies hereunder, except that officers, directors, employees and agents of the Company and its Subsidiaries are intended beneficiaries of the covenants and agreements set forth in Section 6.4.

          Section 9.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY APPLICABLE CONFLICTS OF LAWS THAT WOULD DEFER TO THE SUBSTANTIVE LAWS OF ANOTHER JURISDICTION.

          Section 9.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any wholly-owned Subsidiary of Parent; provided such Subsidiary assumes Merger Sub's obligations hereunder, and Merger Sub remains liable hereunder. Subject to the immediately preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          Section 9.8 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to commit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of Delaware.

          Section 9.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein is not affected in any manner materially adverse to any party hereto, after taking into account the mitigation contemplated by the next sentence. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

          Section 9.10 Independent Counsel. Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties and this Agreement.

                         [PAGE LEFT INTENTIONALLY BLANK]



                            [signature page follows]

          IN WITNESS WHEREOF, Parent, the Company and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


CAPITAL COMMUNICATIONS CDPQ INC.


By:/s/ Helene Belanger                     /s/ Pierre Belanger
   -------------------------------         -------------------------------
   Name:   Helene Belanger                 Name:   Pierre Belanger
   Title:  Vice President                  Title:  President


DCPI INVESTCO, INC.


By:/s/ Pierre Belanger                     /s/ Robert Cote
   -------------------------------         -------------------------------
   Name:   Pierre Belanger                 Name:   Robert Cote
   Title:  President                       Title:  Vice President


DCPI MERGERCO, INC.


By:/s/ Pierre Belanger                     /s/ Robert Cote
   -------------------------------         -------------------------------
   Name:   Pierre Belanger                 Name:   Robert Cote
   Title:  Vice President                  Title:  Vice President


dick clark productions, inc.


By:/s/ Francis C. LaMaina
   -------------------------------
   Name:   Francis C. LaMaina
   Title:  President and
           Chief Operating Officer